                              ARTICLES OF INCORPORATION
                                          OF
                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY


                                      ARTICLE I
                                     INCORPORATOR

    The undersigned, N. Cris Prince, whose address is 650 Town Center Drive, 20th Floor, Costa Mesa, Orange County, California 92626, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.


                                      ARTICLE II
                                         NAME

    The name of the corporation (the "Corporation") is:

                     Apartment Investment and Management Company


                                     ARTICLE III
                                       PURPOSE

    The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland authorizing the formation of corporations as now or hereafter in force.


                                      ARTICLE IV
                     PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

    The post office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation located in the State of Maryland.


                                      ARTICLE V
                                        STOCK

    SECTION 1. AUTHORIZED SHARES. The total number of shares of stock which the Corporation is authorized to issue is 1,000,000 shares, all of which are $.01 par value per share and are designated as Common Stock. The aggregate par value of all authorized shares of stock having par value is $10,000.00.

    SECTION 2. NO PREEMPTIVE RIGHTS. No holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of the stock of the Corporation or any other security of the Corporation which it may issue or sell.


                                      ARTICLE VI
                                      DIRECTORS

    The number of directors of the Corporation initially shall be four (4), which number may be increased or decreased, in accordance with the Bylaws of the Corporation but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve effective immediately and until the first annual meeting of stockholders and until their successors are duly elected and qualify are:

                                   Terry Considine
                                   Peter Kompaniez
                                    Steven D. Ira
                                    Robert P. Lacy


                                     ARTICLE VII
                               LIMITATION OF LIABILITY

    To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.


                                     ARTICLE VIII
                                        BYLAWS

    The initial Bylaws of the Corporation shall be adopted by the initial directors. Thereafter, the power to adopt, alter and repeal the Bylaws of the corporation shall be vested in the Board of Directors of the Corporation.


                                      ARTICLE IX
                                      AMENDMENTS

    The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this charter, of any shares of outstanding stock. Any amendment to the charter of the Corporation shall be valid if such amendment shall have been approved by the affirmative vote of a majority of all the votes of stockholders entitled to be cast on the matter after due authorization and advice by the Board of Directors. All rights and powers conferred by the charter of the Corporation on stockholders, directors and officers are granted subject to this reservation.

    The undersigned incorporator hereby acknowledges that the foregoing Articles of Incorporation are her act and deed and that the facts stated therein are true.



December 29, 1993                              /s/ N. Cris Prince
                                       -----------------------------------
                                                 N. Cris Prince
                                                  Incorporator

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                ARTICLES OF AMENDMENT
                             TO ARTICLES OF INCORPORATION

          Apartment Investment and Management Company, a Maryland corporation having its principal offices in Denver, Colorado (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland ("State Department") that, pursuant to the advice of the Board of Directors and with the approval of the stockholders:

          The Articles of Incorporation of the Corporation is hereby amended by changing and reclassifying each of the 1,000,000 shares of Common Stock of the Corporation, par value $.01 per share, which is authorized, issued and outstanding at the close of business on the effective date of this amendment into 0.75 shares of such Common Stock, par value $.01 per share. Upon the amendment of the Corporation's Charter by this Articles of Amendment, there shall be 750,000 shares of Common Stock authorized, issued and outstanding, $.01 par value per share.

          IN WITNESS WHEREOF, Apartment Investment and Management Company has caused these presents to be signed in its name and on its behalf by its Chairman of the Board and attested by its Secretary on the 29th day of April, 1994.


ATTEST:                            APARTMENT INVESTMENT AND
                                   MANAGEMENT COMPANY



/s/ Peter Kompaniez                By: /s/ Terry Considine
-------------------                    -------------------
Peter Kompaniez,                   Terry Considine,
Secretary                          Chairman of the Board


          THE UNDERSIGNED, Chairman of the Board of Apartment Investment and Management Company, who executed on behalf of said Corporation, the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                              /s/ Terry Considine
                              -----------------------------------------
                              Terry Considine

                        ARTICLES OF AMENDMENT AND RESTATEMENT

                                          OF

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY



          Apartment Investment and Management Company, a Maryland corporation, having its principal office within the State of Maryland at 11 East Chase Street, Baltimore, Maryland 21202 (hereinafter referred to as the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Corporation desires to and does hereby amend, ratify, confirm and restate its Charter as currently in effect, consisting of Articles of Incorporation filed on January 21, 1994 with the State Department of Assessments and Taxation of the State of Maryland, as hereinafter provided. The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the Charter of the Corporation as currently in effect.

          SECOND: The Charter of the Corporation is hereby amended by striking in their entirety Articles I through IX and by substituting in lieu thereof the following:

                                      ARTICLE I
                                         NAME

     The name of the corporation (the "Corporation") is Apartment Investment and Management Company.


                                      ARTICLE II
                                       PURPOSE

     The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland authorizing the formation of corporations as now or hereafter in force.

                                     ARTICLE III
                     PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation located in the State of Maryland.


                                      ARTICLE IV
                                        STOCK

     SECTION 1.  AUTHORIZED SHARES

          1.1 CLASS AND NUMBER OF SHARES. The total number of shares of stock that the Corporation from time to time shall have authority to issue is 160,750,000 shares of capital stock having a par value of $.01 per share, amounting to an aggregate par value of $1,607,500, consisting of 150,000,000 shares initially classified as Class A Common Stock having a par value of $.01 per share ("Class A Common Stock"), 750,000 shares initially classified as Class B Common Stock having a par value of $.01 per share (the "Class B Common Stock") (the Class A Common Stock and Class B Common Stock being referred to collectively herein as the "Common Stock") and 10,000,000 shares initially classified as Preferred Stock having a par value of $.01 per share ("Preferred Stock").

          1.2 CHANGES IN CLASSIFICATION AND PREFERENCES. The Board of Directors by resolution or resolutions from time to time may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock, including, but not limited to, ownership restrictions consistent with the Ownership Restrictions with respect to each such class or subclass of capital stock, and the number of shares constituting each such class or subclass, and to increase or decrease the number of shares of any such class or subclass.

     SECTION 2. NO PREEMPTIVE RIGHTS. No holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of the stock of the Corporation or any other security of the Corporation that it may issue or sell.

     SECTION 3.  COMMON STOCK

          3.1 DIVIDEND RIGHTS. The holders of shares of Class A Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor.

          3.2 RIGHTS UPON LIQUIDATION. Subject to the preferential rights of Preferred Stock, if any, as may be determined by the Board of Directors pursuant to Section 1 of this Article IV, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation, each holder of shares of Class A Common Stock shall be entitled to receive, ratably with each other holder of Class A Common Stock, that portion of the assets of the Corporation available for distribution to its shareholders as the number of shares of the Class A Common Stock held by such holder bears to the total number of shares of Class A Common Stock then outstanding.

          3.3 VOTING RIGHTS. The holders of shares of Class A Common Stock shall be entitled to vote on all matters (on which a holder of shares of Class A Common Stock shall be entitled to vote) at all meetings of the shareholders of the Corporation, and shall be entitled to one vote for each share of Class A Common Stock entitled to vote at such meeting.

          3.4 RESTRICTION ON OWNERSHIP AND TRANSFERS. The Beneficial Ownership and Transfer of Class A Common Stock shall be subject to the restrictions set forth in this Section 3.4 of this Article IV.

               3.4.1  RESTRICTIONS

                    (A) LIMITATION ON BENEFICIAL OWNERSHIP. Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Class A Common Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Class A Common Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Class A Common Stock in excess of the Look-Through Ownership Limit.

                    (B) TRANSFERS IN EXCESS OF OWNERSHIP LIMIT. Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Class A Common Stock in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of such shares of Class A Common Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Class A Common Stock.

                    (C) TRANSFERS IN EXCESS OF INITIAL HOLDER LIMIT. Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Class A Common Stock in excess of the Initial Holder Limit shall be void AB INITIO as to the Transfer of such shares of Class A Common Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder Limit, and the Initial Holder shall acquire no rights in such shares of Class A Common Stock.

                    (D) TRANSFERS IN EXCESS OF LOOK-THROUGH OWNERSHIP LIMIT. Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering (and subject to Section 3.4.12 of this Article
IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Class A Common Stock in excess of the Look-Through Ownership Limit shall be void AB INITIO as to the Transfer of such shares of Class A Common Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit, and such Look-Through Entity shall acquire no rights in such shares of Class A Common Stock.

                    (E) TRANSFERS RESULTING IN OWNERSHIP BY FEWER THAN 100 PERSONS. Except as provided in Section 3.4.8 of this Article IV, from and after the date of the Initial Public Offering (and subject to Section 3.4.12 of this Article IV), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Class A Common Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of such shares of Class A Common Stock that would be otherwise Beneficially Owned by the transferee, and the intended transferee shall acquire no rights in such shares of Class A Common Stock.

                    (F) TRANSFERS RESULTING IN "CLOSELY HELD" STATUS. From and after the date of the Initial Public Offering, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of
Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void AB INITIO as to the Transfer of shares of Class A Common Stock that would cause the Corporation (i) to be "closely held" within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Class A Common Stock.

                    (G) SEVERABILITY ON VOID TRANSACTIONS. A Transfer of a share of Class A Common Stock that is null and void under Sections 3.4.1(B),
(C), (D), (E) or (F) of this Article IV because it could, if effective, result in (i) the ownership of Class A Common Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Class A Common Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution), (iii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iv) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Class A Common Stock in the same or any other related transaction.

                  3.4.2 REMEDIES FOR BREACH. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 3.4.1 of this Article IV or that a Person intends to acquire or has attempted to acquire or may acquire Beneficial Ownership of any shares of Class A Common Stock in violation of
Section 3.4.1 of this Article IV (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such other terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Class A Common Stock acquired in violation of Section 3.4.1 of this Article IV or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; PROVIDED, HOWEVER, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of
Section 3.4.1 of this Article IV, regardless of any action (or non-action) by the Board of Directors of such committee, (i) shall be void AB INITIO or (ii) shall automatically result in the transfer described in Section 3.4.3 of this
Article IV; PROVIDED, FURTHER, that the provisions of this Section 3.4.2 shall be subject to the provisions of Section 3.4.12 of this Article IV.

                  3.4.3  TRANSFER IN TRUST

                    (A) ESTABLISHMENT OF TRUST. If, notwithstanding the other provisions contained in this Article IV, at any time after the date of the Initial Public Offering there is a purported Transfer (an "EXCESS TRANSFER") (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Preferred Stock) or other event such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Class A Common Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Class A Common Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Class A Common Stock in excess of the Look-Through Ownership Limit (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Class A Common Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit is referred to as a "PROHIBITED TRANSFEREE"), then, except as otherwise provided in Section 3.4.8 of this
Article IV, such shares of Class A Common Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the date of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Ownership Limit.

                    (B) APPOINTMENT OF TRUSTEE. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

                    (C) STATUS OF SHARES HELD BY THE TRUSTEE. Shares of Class A Common Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in Section 3.4.3(E), the Prohibited Transferee shall have no rights in the Class A Common Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                    (D) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends with respect to shares of Class A Common Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Class A Common Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void AB INITIO with respect to such shares of Class A Common Stock. Any dividends or distributions so disgorged or rescinded shall be paid over the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Class A Common Stock have been transferred to the Trustee will be rescinded as AB INITIO and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class A Common Stock for the benefit of the Charitable Beneficiary.

                    (E) RESTRICTIONS ON TRANSFER. The Trustee of the Trust may transfer the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 3.4.3(E). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this
Section 3.4.3(E) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Class A Common Stock as to which such restrictions would, by their terms, apply, and to hold such Class A Common Stock on behalf of the Corporation.

                    (F) PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares of Class A Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

                    (G) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Class A Common Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

                  3.4.4 NOTICE OF RESTRICTED TRANSFER. Any Person that acquires or attempts to acquire shares of Class A Common Stock in violation of
Section 3.4.1 of this Article IV, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 3.4.3 of this
Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

                  3.4.5 OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the date of the Initial Public Offering certain record and Beneficial Owners and transferees of shares of Class A Common Stock will be required to provide certain information as set out below.

                    (A) ANNUAL DISCLOSURE. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Class A Common Stock shall, within 30 days after January

1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of Class A Common Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of Class A Common Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Class A Common Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i)comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each shareholder of record, including without limitation any Person that holds shares of Class A Common Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 3.4.5 from the Beneficial Owner.

                    (B) DISCLOSURE AT THE REQUEST OF THE CORPORATION. Any Person that is a Beneficial Owner of shares of Class A Common Stock and any Person (including the shareholder of record) that is holding shares of Class A Common Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Class A Common Stock already Beneficially Owned by such shareholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

                  3.4.6  REMEDIES NOT LIMITED.  Nothing contained in this
Article IV shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 3.4.12 of this Article IV) (i) to protect the Corporation and the interests of its shareholders in the preservation of the Corporation's status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.

                  3.4.7 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Section 3.4 of this Article IV, or in the case of an ambiguity in any definition contained in Section 4 of this
Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

                  3.4.8 EXCEPTIONS. The following exceptions shall apply or may be established with respect to the limitations of Section 3.4.1 of this
Article IV.

                    (A) WAIVER OF OWNERSHIP LIMIT. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purpose of Section 542(a) of the Code and is a corporation, partnership, estate or trust; PROVIDED, HOWEVER, that in no event may any such exception cause such Person's ownership, direct or indirect (without taking into account such Person's ownership of interests in any partnership of which the Corporation is a partner), to exceed 9.8% of the number of Outstanding shares of Class A Common Stock. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

                    (B) PLEDGE BY INITIAL HOLDER. Notwithstanding any other provision of this Article IV, the pledge by the Initial Holder of all or any portion of the Class A Common Stock directly owned at any time or from time to time shall not constitute a violation of Section 3.4.1 of this Article IV and the pledgee shall not be subject to the Ownership Limit with respect to the Class A Common Stock so pledged to it either as a result of the pledge or upon foreclosure.

                    (C) UNDERWRITERS. For a period of 270 days following the purchase of Class A Common Stock by an underwriter that (i) is a corporation or a partnership and (ii) participates in an offering of the Class A Common Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Class A Common Stock purchased by it as a part of or in connection with such offering and with respect to any Class A Common Stock purchased in connection with market making activities.

                  3.4.9 LEGEND. Each certificate for Class A Common Stock shall bear the following legend:

          "The shares of Class A Common Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class A Common Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Corporation's Amended and Restated Certificate of Incorporation ('Certificate'). Any Person that attempts to Beneficially Own shares of Class A Common Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Certificate, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder that so requests. If the restrictions on transfer are violated, the shares of Class A Common Stock represented hereby will be either (i) void in accordance with the Certificate or (ii) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

                  3.4.10 SEVERABILITY. If any provision of this Article IV or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                  3.4.11  BOARD OF DIRECTORS DISCRETION.  Anything in this
Article IV to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit in the event of a change in law.

                  3.4.12  SETTLEMENT.  Nothing in this Section 3.4 of this
Article IV shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.

     SECTION 4. DEFINITIONS. The terms set forth below shall have the meanings specified below when used in this Article IV or in Article V of these Articles of Amendment and Restatement.

          4.1 BENEFICIAL OWNERSHIP. The term "BENEFICIAL OWNERSHIP" shall mean, with respect to any Person, ownership of shares of Common Stock equal to the sum of (i) the shares of Common Stock directly owned by such Person,(ii) the number of shares of Common Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Common Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, PROVIDED that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (b) of the definition of "Person" shall be disregarded. The terms "BENEFICIAL OWNER," "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have the correlative meanings.

          4.2 CHARITABLE BENEFICIARY. The term "CHARITABLE BENEFICIARY" shall mean one or more beneficiaries of the Trust as determined pursuant to Section
3.4.3 of this Article IV, each of which shall be an organization described in
Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

          4.3 CODE. The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

          4.4 COMMON STOCK. The term "COMMON STOCK" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other capital stock of the Corporation, however designated, authorized after the Issue Date, that has the right (subject always to prior rights of any class of Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

          4.5 EXCESS TRANSFER. The term "EXCESS TRANSFER" has the meaning set forth in Section 3.4.3(A) of this Article IV.

          4.6 EXCHANGE ACT. The term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          4.7 INITIAL HOLDER. The term "INITIAL HOLDER" shall mean Terry Considine.

          4.8 INITIAL HOLDER LIMIT. The term "INITIAL HOLDER LIMIT" shall mean 15% of the number of Outstanding shares of Common Stock applied, in the aggregate, to the Initial Holder. From the date of the Initial Public Offering, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.

          4.9 INITIAL PUBLIC OFFERING. The term "INITIAL PUBLIC OFFERING" shall mean the first underwritten public offering of Class A Common Stock registered under the Securities Act of 1933, as amended, on a registration statement on Form S-11 filed with the Securities and Exchange Commission.

          4.10 LOOK-THROUGH ENTITY. The term "LOOK-THROUGH ENTITY" shall mean a Person that is either (i) described in Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

          4.11 LOOK-THROUGH OWNERSHIP LIMIT. The term "LOOK-THROUGH OWNERSHIP LIMIT" shall mean 15% of the number of Outstanding shares of Common Stock.

          4.12 MARKET PRICE. The term "MARKET PRICE" on any date shall mean the Closing Price on the Trading Day immediately preceding such date. The term "CLOSING PRICE" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          4.13  NYSE.  The term "NYSE" shall mean the New York Stock Exchange,
Inc.

          4.14 OUTSTANDING. The term "OUTSTANDING" shall mean issued and outstanding shares of Common Stock of the Corporation, PROVIDED that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term "OUTSTANDING" shall be deemed to include the number of shares of Common Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

          4.15 OWNERSHIP LIMIT. The term "OWNERSHIP LIMIT" shall mean, for any Person other than the Initial Holder or a Look-Through Entity, 8.7% of the number of the Outstanding shares of Common Stock of the Corporation.

          4.16 OWNERSHIP RESTRICTIONS. The term "OWNERSHIP RESTRICTIONS" shall mean collectively the Ownership Limit as applied to Persons other than the Initial Holder or Look-Through Entities, the Initial Holder Limit as applied to the Initial Holder and the Look-Through Ownership Limit as applied to Look-Through Entities.

          4.17 PERSON. The term "PERSON" shall mean (A) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (B)also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

          4.18 PROHIBITED TRANSFEREE. The term "PROHIBITED TRANSFEREE" has the meaning set forth in Section 3.4.3(A) of this Article IV.

          4.19 REIT. The term "REIT" shall mean a "real estate investment trust" as defined in Section 856 of the Code.

          4.20 TRANSFER. The term "TRANSFER" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Common Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Common Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Common Stock). The term "TRANSFERS" and "TRANSFERRED" shall have correlative meanings.

          4.21 TRUST. The term "TRUST" shall mean the trust created pursuant to Section 3.4.3 of this Article IV.

          4.22 TRUSTEE. The term "TRUSTEE" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.


                                      ARTICLE V
                               GENERAL REIT PROVISIONS

     SECTION 1. TERMINATION OF REIT STATUS. The Board of Directors shall take no action to terminate the Corporation's status as a REIT until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT, (ii) the Board of Directors presents the resolution at an annual or special meeting of the shareholders and (iii) such resolution is approved by the vote of a majority of the shares entitled to be cast on the resolution.

     SECTION 2.  EXCHANGE OR MARKET TRANSACTIONS.  Nothing in Article IV or this
Article V shall preclude the settlement of any transaction entered into through the facilities of the NYSE or other national securities exchange or an automated inter-dealer quotation system. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article V or any provision of Article IV, and the transferee, including but not limited to any Prohibited Transferee, in such a transaction shall remain subject to all the provisions and limitations of Article IV and this Article V.

     SECTION 3. SEVERABILITY. If any provision of Article IV or this Article V or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     SECTION 4. WAIVER. The Corporation shall have authority at any time to waive the requirement that the Corporation redeem shares of Preferred Stock if, in the sole discretion of the Board of Directors, any such redemption would jeopardize the status of the Corporation as a REIT for federal income tax purposes.

                                      ARTICLE VI
                                  BOARD OF DIRECTORS

     SECTION 1. MANAGEMENT. The business and the affairs of the Corporation shall managed under the direction of its Board of Directors.

     SECTION 2. NUMBER. The number of directors that will constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws but shall in no event be less than three. Any increases or decreases in the size of the board shall be apportioned equally among the classes of directors to prevent stacking in any one class of directors. There are currently two directors in office whose names are as follows:

                         Terry Considine
                         Peter Kompaniez

     SECTION 3.  Intentionally deleted.

     SECTION 4. VACANCIES. Except as otherwise provided in these Articles of Amendment and Restatement, newly created directorships resulting from any increase in the number of directors may be filled by the majority vote of the Board of Directors, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, or, if applicable, by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the Corporation, at which time a successor shall be elected to fill the remaining term of the position filled by such director.

     SECTION 5. REMOVAL. Except as otherwise provided in these Articles of Amendment and Restatement, any director may be removed from office only for cause and only by the affirmative vote of two-thirds of the aggregate number of votes then entitled to be cast generally in the election of directors. For purposes of this Section 5, "CAUSE" shall mean the willful and continuous failure of a director to substantially perform the duties to the Corporation of such director (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

     SECTION 6. BYLAWS. The Board of Directors shall have power to adopt, amend, alter, change and repeal any Bylaws of the Corporation by vote of the majority of the Board of Directors then in office. Any adoption, amendment, alteration, change or repeal of any Bylaws by the shareholders of the Corporation shall require the affirmative vote of a majority of the aggregate number of votes then entitled to be cast generally in the election of directors. Notwithstanding anything in this Section 6 to the contrary, no amendment, alteration, change or repeal of any provision of the Bylaws relating to the removal of directors or repeal of the Bylaws shall be effected without the vote of two-thirds of the aggregate number of votes entitled be cast generally in the election of Directors.

     SECTION 7. POWERS. The enumeration and definition of particular powers of the Board of Directors included elsewhere in these Articles of Amendment and Restatement shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Amendment and Restatement, or construed as excluding or limiting, or deemed by inference or otherwise in any manner to exclude or limit, the powers conferred upon the Board of Directors under the Maryland General Corporation Law ("MGCL") as now or hereafter in force.

                                     ARTICLE VII
                               LIMITATION OF LIABILITY

     No director or officer of the Corporation shall be liable to the Corporation or its shareholders for money damages to the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers. Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.


                                     ARTICLE VIII
                                   INDEMNIFICATION

     The Corporation shall indemnify, to the fullest extent permitted by Maryland law, as applicable from time to time, all persons who at any time were or are directors or officers of the Corporation for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or an officer. The Corporation shall pay or reimburse all reasonable expenses incurred by a present or former director or officer of the Corporation in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, Maryland law, as applicable from time to time. The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law, by the Board of Directors, the majority of the shareholders of the Corporation entitled to vote thereon or special legal counsel appointed by the Board of Directors. No amendment of these Articles of Amendment and Restatement of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VIII in respect of any act or omission that occurred prior to such amendment or repeal.


                                      ARTICLE IX
                           WRITTEN CONSENT OF SHAREHOLDERS

     Any corporate action upon which a vote of shareholders is required or permitted may be taken without a meeting or vote of shareholders with the unanimous written consent of shareholders entitled to vote thereon.

                                      ARTICLE X
                                      AMENDMENT

     The Corporation reserves the right to amend, alter or repeal any provision contained in this charter upon (i) adoption by the Board of Directors of a resolution recommending such amendment, alteration, or repeal, (ii) presentation by the Board of Directors to the shareholders of a resolution at an annual or special meeting of the shareholders and (iii) approval of such resolution by the affirmative vote of the holders of a majority (or, as applicable, a two-thirds vote) of the aggregate number of votes entitled to be cast generally in the election of directors. All rights conferred upon shareholders herein are subject to this reservation.


                                      ARTICLE XI
                                      EXISTENCE

     The Corporation is to have a perpetual existence.

                                     * * * * * *

          THIRD: The Board of Directors of the Corporation by a unanimous consent in writing in lieu of a meeting under Section 2-408 of the Maryland General Corporation Law, dated as of May ___, 1994, adopted a resolution that set forth the foregoing amendment to and restatement of the Articles of Incorporation, declaring that the said amendment to and restatement of the Articles of Incorporation was advisable and directing that it be submitted for action thereon by the shareholders by a unanimous consent in writing in lieu of a meeting under Section 2-505 of the Maryland General Corporation Law.

          FOURTH: Notice of a meeting of shareholders to take action on the Articles of Incorporation was waived by all shareholders of the Corporation.

          FIFTH: The Articles of Amendment and Restatement of the Corporation as hereinabove set forth was approved by the unanimous consent in writing of the shareholders of the Corporation on May ___, 1994.

          SIXTH:

          (a) As of immediately before the amendment the total number of shares of stock of all classes which the Corporation has authority to issue is 1,000,000 shares (par value $.01 per share) all of which were Common Stock.

          (b) As amended the total number of shares of stock of all classes which the Corporation has authority to issue is 160,750,000 shares, of which 150,000,000 shares are Class A Common Stock (par value $.01 per share), 750,000 shares are Class B Common Stock (par value $.01 per share) and 10,000,000 shares are Preferred Stock (par value $.01 per share).

          (c) The aggregate par value of all shares having a par value is $10,000 before the amendment and $1,607,500 as amended.

          IN WITNESS WHEREOF, Apartment Investment and Management Company has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on May ____, 1994.


                                       APARTMENT INVESTMENT AND MANAGEMENT
                                       COMPANY



                                       By:  /s/ Terry Considine
                                          ------------------------------
                                                Terry Considine
                                                President

ATTEST:

By:  /s/  Peter K. Kompaniez
   -------------------------------
   Peter Kompaniez
   Secretary


                                 Officer's Certificate

     I, Terry Considine, President of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, hereby acknowledges the foregoing Articles of Amendment and Restatement of Apartment Investment and Management Company to be the act of Apartment Investment and Management Company, and to the best of my knowledge, information and belief, these matters and facts are true in all material respects, and my statement is made under penalties of perjury.


                                       By:  /s/ Terry Considine
                                          ------------------------------
                                          Terry Considine
                                          President
                                          Apartment Investment and
                                            Management Company

                                ARTICLES OF AMENDMENT
                                          OF
                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY

     Apartment Investment and Management Company, a Maryland corporation, having its principal office within the State of Maryland at 11 East Chase Street, Baltimore City, Maryland 21202 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation desires to and does hereby amend its Charter as currently in effect, consisting of Articles of Amendment and Restatement filed on July 15, 1994 with the State Department of Assessments and Taxation of the State of Maryland (the "DEPARTMENT") and Articles of Amendment filed with the Department on July 28, 1994 (together, the "CHARTER"), as hereinafter provided.

     SECOND: The Board of Directors of the Corporation by a unanimous consent in writing in lieu of a meeting under Section 2-408 of the Maryland General Corporation Law, dated as of July 27, 1994, adopted a resolution that set forth this amendment to the Articles of Amendment and Restatement declaring that this amendment to the Articles of Amendment and Restatement was advisable and directing that it be submitted for action thereon by the shareholders by a unanimous consent in writing in lieu of a meeting under Section 2-505 of the Maryland General Corporation Law. Notice of a meeting of shareholders to take action on the Articles of Amendment was waived by all shareholders of the Corporation. The Articles of Amendment of the Corporation as herein set forth was approved by the unanimous consent in writing of the shareholders of the Corporation on July 27, 1994.

     THIRD:  The Charter of the Corporation is hereby amended as follows:

     A. Section 1.1 is amended to add the following sentence after the last sentence thereof: "All of the authorized capital stock of the Corporation, issued and outstanding on July 28, 1994, of 650,000 shares of Common Stock, are hereby designated Class B Common Stock."

     B. A new Article XII (Class B Common Stock) is hereby added, which shall read in its entirety as follows:

     GENERAL.                      The holders of the Class B Common Stock shall
have the same rights and privileges as, and shall be subject to the same restrictions and limitations contained in the Charter as apply to, the holders of the Class A Common Stock, except as set forth below.

     SECTION 1.  DEFINITIONS

     Capitalized terms used in these Articles Supplementary shall have the meanings ascribed to them in the Charter or elsewhere in these Articles Supplementary, except that the terms set forth below shall have the meanings specified below when used in this Article:

     "ADJUSTED FUNDS FROM OPERATIONS" shall have the same meaning as the term "Adjusted Funds from Operations" used in the Prospectus and shall be calculated in the manner specified in the Prospectus and based on generally accepted accounting principles. Adjusted Funds from Operations shall be determined from the Corporation's financial statements audited and certified by an independent public accountant.

     "ADJUSTED FUNDS FROM OPERATIONS PER SHARE" when used with respect to any period shall mean the Adjusted Funds from Operations for such period DIVIDED BY the sum of (a) the number of shares of the Class A Common Stock outstanding on the last day of such period (excluding any shares of the Class

A Common Stock into which shares of the Class B Common Stock shall have been converted as a result of the conversion of shares of the Class B Common Stock on the last day of such period) and (b) the number of shares of the Class A Common Stock issuable to acquire units of limited partnership that (i) may be tendered for redemption in any limited partnership in which the Corporation serves as general partner and (ii) are outstanding on the last day of such period.

     "AVERAGE MARKET PRICE" for a period shall mean the average of the Closing Prices for a share of the Class A Common Stock for the Trading Days in such period.

     "CAUSE" shall mean the termination of employment of an individual with an Employer as a result of (a) the performance by such individual of any activity involving fraud or dishonesty, (b) the conviction of the individual of a felony or a crime involving moral turpitude,(c) the failure or refusal of such individual to reasonably or satisfactorily perform any material duties or responsibilities reasonably required of such individual by an Employer, (d) the gross negligence or willful neglect or malfeasance by the individual in the performance or non-performance of such individual's duties or responsibilities to the Employer, or (e) any unauthorized act or omission by such individual that is injurious in any material respect to the financial condition or business reputation of any Employer.

     "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

     (a) An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the "VOTING SECURITIES") by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT")) immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) ("BENEFICIAL OWNERSHIP") of 20% or more of the combined voting power of the Corporation's then outstanding Voting Securities; PROVIDED, HOWEVER, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. "NON-CONTROL ACQUISITION" shall mean an acquisition by
(1) an employee benefit plan (or a trust forming a part thereof) maintained by
(a) the Corporation or (b) any corporation, partnership or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Corporation or in which the Corporation serves as a general partner or manager (a "SUBSIDIARY"), (2) the Corporation or any Subsidiary, or (3) any Person in connection with a Non-Control Transaction (as hereinafter defined);

     (b) The individuals who are named in the Prospectus as constituting the Board of Directors of the Corporation following the Initial Public Offering (the "INCUMBENT BOARD") cease for any reason to constitute at least two-thirds (2/3rds) of the Board of Directors; PROVIDED, HOWEVER, that if the election, or nomination for election by the Corporation's stockholders, of any new director was approved by a vote of at least two-thirds (2/3rds) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; PROVIDED, FURTHER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14a-11 promulgated under the 1934 Act) (an "ELECTION CONTEST") or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "PROXY CONTEST") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (c)  Approval by stockholders of the Corporation of:

                                   (1)  A merger, consolidation, share
     exchange or reorganization involving the Corporation, unless

                                   (A)  the stockholders of the
     Corporation, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the "SURVIVING CORPORATION") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization,

                                   (B)  the individuals who were members of
     the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least two-thirds (2/3rds) of the members of the board of directors of the Surviving Corporation, and

                                   (C)  no Person (other than the
     Corporation or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Corporation, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation, share exchange or reorganization had Beneficial Ownership of 15% or more of the then outstanding Voting Securities has Beneficial Ownership of 15% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in clauses (i) through (iii) is referred to herein as a "NON-CONTROL TRANSACTION");

                                   (2)  A complete liquidation or
     dissolution of the Corporation; or

                                   (3)  An agreement for the sale or other
     disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (a "SUBJECT PERSON") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Corporation that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Corporation, and after such share acquisition by the Corporation, such Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Subject Person, then a Change in Control shall occur.

     "CLOSING PRICE" on any date shall mean the last sale price, regular way, or, in case that no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if shares of the Class A Common Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which shares of the Class A Common Stock are listed or admitted to trading or, if shares of the Class A Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if shares of the Class A Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in shares of the Class A Common Stock selected by the Board of Directors of the Corporation.

     "CONVERTIBLE CLASS B SHARES" shall mean Eligible Class B Shares that shall have become subject to automatic conversion into shares of the Class A Common Stock, subject to Article IV, Section 3.4 of the Charter, pursuant to Sections 3 and 4 of this Article.

     "DISABILITY" shall mean the mental or physical illness or disability of an individual that substantially impairs the ability of the individual to perform substantially all of his duties as an employee of an Employer in a satisfactory manner for a period in excess of ninety (90) days in any consecutive 12-month period.

     "ELIGIBLE CLASS B SHARES" shall mean the following percentages (subject to modification as provided in Section 3(c) of this Article) of the Outstanding Class B Shares as of the Year-End Testing Dates indicated:


                                             PERCENTAGE OF OUTSTANDING
          YEAR-END TESTING DATE                   CLASS B SHARES

            December 31, 1994                         10.0000%
            December 31, 1995                         22.2222%
            December 31, 1996                         28.5714%
            December 31, 1997                         50.0000%
            December 31, 1998                        100.0000%


     "EMPLOYER" shall mean (a) the Corporation,(b) any partnership in which the Corporation serves as a general partner, (c) any corporation directly or indirectly controlled by or under common control with the Corporation,(d) any partnership or company in which any of the foregoing may own, directly or indirectly, an equity interest or (e) any limited liability company in which any of the foregoing may be a member.

     "INITIAL HOLDER" shall refer to each person holding Outstanding Class B Shares on the date of the closing of the Initial Public Offering, whether such Outstanding Class B Shares result from designation of outstanding common stock or from new issuance by the Corporation.

     "OP UNITS" shall mean units of limited partnership interest in the Operating Partnership.

     "OPERATING PARTNERSHIP" shall mean AIMCO Properties, L.P., a Delaware limited partnership in which the Corporation holds a general partnership interest.

     "OUTSTANDING CLASS B SHARES" shall mean issued and outstanding shares of the Class B Common Stock of the Corporation, excluding any Convertible Class B Shares that have been converted into shares of the Class A Common Stock.

     "PROSPECTUS" shall mean the prospectus that forms a part of the registration statement filed with the Securities and Exchange Commission in connection with the Initial Public Offering, in the form included in the registration statement at the time the registration statement becomes effective; PROVIDED, HOWEVER, that, if such prospectus is subsequently supplemented or amended for use in connection with the Initial Public Offering, "PROSPECTUS" shall refer to such prospectus as so supplemented or amended.

     "TRADING DAY" shall mean a day on which the principal national securities exchange on which shares of the Class A Common Stock are listed or admitted to trading is open for the transaction of business or, if shares of the Class A Common Stock are not listed or admitted to trading on any national securities exchange, "TRADING DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "YEAR-END TESTING DATE" shall mean each of December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998; PROVIDED, HOWEVER, that December 31, 1999 shall be substituted in place of December 31, 1998 each place such earlier date appears in this Article if, as of December 31, 1998, either the Annual Growth Target requirement or the Compounded Cumulative Growth Target requirement set forth in Section 3(a) of this Article in respect of the Year-End Testing Date of December 31, 1998 is not satisfied as of December 31, 1998.

     SECTION 2.  RESTRICTIONS ON DIVIDENDS AND VOTING RIGHTS

                                   (a)  NO DIVIDENDS.  No dividends shall accrue
or be paid on any shares of the Class B Common Stock.

                                   (b)  NO VOTING RIGHTS; EXCEPTION FOR
CONVERTIBLE CLASS B SHARES. Holders of shares of the Class B Common Stock shall not have the right to vote on any matter, including, but not limited to, the election of directors, the merger of the Corporation, the sale or other disposition of the Corporation's assets, or the dissolution or liquidation of the Corporation; PROVIDED, HOWEVER, that holders of Convertible Class B Shares shall have the right to one (1) vote per share on all matters for which holders of shares of the Class A Common Stock shall have the right to vote.

     SECTION 3.  CONVERTIBILITY OF OUTSTANDING CLASS B SHARES

                                   (a)  IN GENERAL.  The Eligible Class B Shares
as of a Year-End Testing Date shall automatically become Convertible Class B Shares according to the Adjusted Funds from Operations Per Share and the Average Market Values of a share of the Class A Common Stock for the periods indicated, provided that (i) the "Annual Growth Target" requirement set forth below in this
Section 3(a) is satisfied, (ii) the "Compounded Cumulative Growth Target" requirement set forth below in this Section 3(a) is satisfied AND (iii) the "Market Value" requirement set forth in Section 3(b) of this Article is satisfied; PROVIDED, HOWEVER, that, if in any calendar year an applicable Annual Growth Target requirement is not satisfied, the Eligible Class B Shares becoming Convertible Class B Shares in the following calendar year or years shall include, as a carryforward from year to year, the Eligible Class B Shares otherwise applicable to the first year provided that in the later year (which need not immediately follow the first year) the Annual Growth Target requirement, the Cumulative Compounded Growth Target requirement and the Market Value requirement for such later year are all satisfied:




 YEAR-END TESTING                                       COMPOUNDED CUMULATIVE
      DATE              ANNUAL GROWTH TARGET               GROWTH TARGET
-------------------  -------------------------      --------------------------
December 31, 1994     Adjusted Funds from            Adjusted Funds from
                      Operations Per Share for       Operations Per Share for
                      the period beginning on        the period beginning on
                      the Initial Public             the Initial Public
                      Offering and ending on         Offering and ending on
                      the YearEnd Testing Date       the YearEnd Testing Date
                      is at least $0.864             is at least $0.864

December 31, 1995     ANNUALIZED Adjusted Funds      ANNUALIZED Adjusted Funds
                      from Operations Per Share      from Operations Per Share
                      for the period beginning       for the period beginning
                      on the Initial Public Of       on the Initial Public Of
                      fering and ending on the       fering and ending on the
                      YearEnd Testing Date is        YearEnd Testing Date is
                      at least $2.161                at least $2.161

December 31, 1996     Adjusted Funds from            ANNUALIZED Adjusted Funds
                      Operations Per Share for       from Operations Per Share
                      the calendar year ending       for the period beginning
                      on the YearEnd Testing         on the Initial Public Of
                      Date is at least 108.5%        fering and ending on the
                      of the Adjusted Funds          YearEnd Testing Date is
                      from Operations Per Share      at least $2.345
                      for the calendar year
                      ending on the previous
                      YearEnd Testing Date

December 31, 1997     Adjusted Funds from            ANNUALIZED Adjusted Funds
                      Operations Per Share for       from Operations Per Share
                      the calendar year ending       for the period beginning
                      on the YearEnd Testing         on the Initial Public Of
                      Date is at least 108.5%        fering and ending on the
                      of the Adjusted Funds          YearEnd Testing Date is
                      from Operations Per Share      at least $2.544
                      for the calendar year
                      ending on the previous
                      YearEnd Testing Date

 December 31, 1998    Adjusted Funds from            ANNUALIZED Adjusted Funds
 1998                 Operations Per Share for       from Operations Per Share
                      the calendar year ending       for the period beginning
                      on the YearEnd Testing         on the Initial Public Of
                      Date is at least 108.5%        fering and ending on the
                      of the Adjusted Funds          YearEnd Testing Date is
                      from Operations Per Share      at least $2.760
                      for the calendar year
                      ending on the previous
                      YearEnd Testing Date


                                   (b)  MARKET VALUE REQUIREMENT.  The Market
Value requirement shall be satisfied as to any Year-End Testing Date if the Average Market Value of a share of the Class A Common Stock shall equal or exceed the amount set forth in the following table for any 90 calendar day period (whether or not a calendar quarter or an exact three-month period) beginning on any day (whether or not a Trading Day) on or after October 1 immediately preceding the applicable Year-End Testing Date:

          YEAR-END TESTING DATE         AVERAGE MARKET PRICE
          ---------------------         --------------------

            December 31, 1994                $19.030
            December 31, 1995                $20.648
            December 31, 1996                $22.403
            December 31, 1997                $24.307
            December 31, 1998                $26.373

By way of illustration, the Market Value requirement for the Year-End Testing Date of December 31, 1996 would be satisfied if the Average Market Value of a share of the Class A Common Stock equalled or exceeded $22.403 for (i) the 90-day period beginning on October 1, 1986 and ending on December 30, 1996, (ii) the 90-day period beginning on April 17, 1997 and ending on July 16, 1997 OR
(iii) the 90-day period beginning on November 20, 1997 and ending on February 18, 1998.

                                   (c)  MODIFICATIONS TO ELIGIBILITY AND
CONVERTIBILITY SCHEDULES. Notwithstanding the provisions of Section 3(a) of this Article, in or as to any calendar year the Corporation's Board of Directors shall have the authority, upon consideration of factors and financial performance criteria that it shall in its sole and absolute discretion consider relevant, to declare a greater or lesser percentage of (i) Outstanding Class B Shares as of a Year-End Testing Date to be Eligible Class B Shares and (ii) Eligible Class B Shares to be Convertible Class B Shares; PROVIDED, HOWEVER, that no such declaration shall decrease the number of Eligible Class B Shares or Convertible Class B Shares held by any person without such person's consent.

     SECTION 4.  CONDITIONAL CONVERSION OF CLASS B COMMON STOCK

                                   (a)  CONVERSION OF CONVERTIBLE CLASS B
SHARES. Subject to Section 4(c) of this Article and to the limitations set forth in Article IV, Section 3.4 of the Charter, upon becoming a Convertible Class B Share, each Convertible Class B Share shall be converted automatically into the number of shares of the Class A Common Stock that results from dividing $18.50 by the Conversion Price in effect at the time of conversion (the "CONVERSION PRICE"). Subject to the limitations set forth in Article IV,
Section 3.4 of the Charter, such conversion shall occur and be effective as of the applicable Year-End Testing Date or, if later, the satisfaction of the Market Price requirement set forth in Section 3(b) of this Article. The initial Conversion Price shall be $18.50 per share and shall be subject to adjustment as provided in Section 7 of this Article.

                                   (b)  CONVERSION UPON OCCURRENCE OF OTHER
EVENTS. Notwithstanding the foregoing provisions of this Section 4, but nevertheless subject to the limitations set forth in Article IV, Section 3.4 of the Charter:

     (1) all Outstanding Class B Shares (whether or not Eligible Class B Shares) that have not previously converted into shares of the Class A Common Stock shall convert automatically upon any Change in Control of the Corporation,

     (2) all Outstanding Class B Shares (whether or not Eligible Class B Shares) held by an Initial Holder and any transferee of such Initial Holder shall convert automatically into shares of the Class A

Common Stock on the date on which employment of such Initial Holder by an Employer is terminated by the Employer (and not voluntarily by such Initial Holder) for any reason other than Cause if following termination such Initial Holder is no longer employed as an employee by any Employer, and

     (3) the Board of Directors of the Corporation may, by resolution duly adopted by the Board of Directors (and, if there shall be a duly constituted compensation committee of the Board of Directors at the time, only with the approval of the compensation committee), accelerate the conversion of Outstanding Class B Shares (whether or not Eligible Class B Shares) into shares of the Class A Common Stock at such time and in such amount as it may determine to be appropriate from time to time.

The conversion of any Outstanding Class B Share pursuant to this Section 4(b) shall be into the number of shares of the Class A Common Stock that results from dividing $18.50 by the Conversion Price then in effect.

                                   (c)  IDENTIFICATION OF CLASS B COMMON STOCK
CONVERTED. Whenever shares of the Class B Common Stock are converted into shares of the Class A Common Stock pursuant to Section 4(a), Section 4(b)(1) or
Section 4(b)(3) of this Article, the shares converted shall be allocated among all the record holders of such shares of the Class B Common Stock in proportion to their record ownership.

                                   (d)  DELAYED CONVERSION.  If the conversion
of any shares of Class B Common Stock into shares of the Class A Common Stock shall be limited or restricted by reason of the provisions of Article IV,
Section 3.4 of the Charter, such shares shall automatically be so converted at such later time, if any, and to such extent as such limitations and restrictions do not apply.

                                   (e)  NO FRACTIONAL SHARES.  No fractional
shares of the Class A Common Stock shall be issued upon conversion of any shares of the Class B Common Stock. Rather, the Corporation shall pay to the record holder cash for such fractional shares at a rate equal to the Conversion Price per share.

     SECTION 5. MANDATORY REPURCHASE OR STOCKHOLDER PURCHASE OF OUTSTANDING CLASS B SHARES

                                   (a)  REPURCHASE FOLLOWING THE FIFTH YEAR-END
TESTING DATE. Subject to the limitations set forth in Article IV, Section 3.4 of the Charter, each Outstanding Class B Share (whether or not an Eligible Class B Share) that has not converted into shares of the Class A Common Stock in respect of the Year-End Testing Date of December 31, 1998 shall be subject to mandatory repurchase by the Corporation at a price of $.10 per Outstanding Class B Share. Such mandatory repurchase shall close upon the determination, no earlier than March 31, 2000, that such Outstanding Class B Share is not convertible into shares of the Class A Common Stock pursuant to Section 3 of this Article.

                                   (b)  INITIAL HOLDER PURCHASE UPON CERTAIN
TERMINATIONS OF EMPLOYMENT.  Subject to the limitations set forth in Article IV,
Section 3.4 of the Charter, each Outstanding Class B Share (whether or not an Eligible Class B Share), other than a Convertible Class B Share, held by the Initial Holder of such Outstanding Class B Share, or by any holder who acquired such Outstanding Class B Share directly or indirectly from such Initial Holder, that has neither converted nor become convertible into shares of the Class A Common Stock on or prior to either (i) the date of termination of employment of such Initial Holder by an Employer for Cause or (ii) the date of such Initial Holder's voluntary termination of employment with an Employer shall be subject to mandatory purchase, at the time of such termination of employment, by the other Initial Holders that are at that time employed by an Employer. The purchase price shall be $.10 per Outstanding Class B Share. The purchase of such Outstanding Class B Shares shall be made, by the Initial Holders that are at that time employed by an Employer, proportionate to the following percentages:

            INITIAL HOLDER              PERCENTAGE
          ------------------          --------------

           Terry Considine                68.33%
          Peter K. Kompaniez              13.50%
            Steven D. Ira                 13.67%
           Robert P. Lacy                 4.50%

                                   (c)  REPURCHASE UPON CERTAIN TERMINATIONS OF
EMPLOYMENT FOLLOWING CONVERSION.  Subject to the limitations set forth in
Article IV, Section 3.4 of the Charter, each share of the Class A Common Stock, whether held by an Initial Holder or any other person who acquired such share of the Class A Common Stock directly or indirectly from an Initial Holder, into which an Outstanding Class B Share was originally converted pursuant to Section 4 of this Article shall be subject to mandatory repurchase by the Corporation, at a price of $.10 per share of the Class A Common Stock, upon such Initial Holder's termination of employment with an Employer, other than (i) by reason of death, disability or a Change in Control or (ii) the involuntary termination of employment of such Initial Holder by an Employer without Cause, within 12 months following such conversion of an Outstanding Class B Share into such share of the Class A Common Stock; PROVIDED, HOWEVER, that nothing in this Section 5(c) shall be interpreted or applied to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.

                                   (d)  DELAYED REPURCHASE OR PURCHASE.  If
either the limitations or restrictions of Article IV, Section 3.4 of the Charter shall apply to (i) a mandatory repurchase under Section 5(a) or Section 5(c) of this Article or (ii) a mandatory purchase by the Initial Holders under Section 5(b) of this Article, or if the Corporation cannot then lawfully effect a repurchase of its shares, then the repurchase or purchase, as the case may be, shall be deferred until, and then only to the extent that, such repurchase or purchase can be lawfully effected within such limitations and restrictions.

                                   (e)  PROCEDURES UPON REPURCHASE OR PURCHASE.
Any repurchase of Outstanding Class B Shares as provided by Section 5(a) or
Section 5(c) of this Article shall be effected by delivery by the Corporation to the record holder of such Outstanding Class B Shares of a certified or cashier's check in the amount of the aggregate repurchase price. Upon such payment by the Corporation in repurchase of Outstanding Class B Shares, the certificates evidencing such repurchased Outstanding Class B Shares shall be cancelled. Any purchase of Outstanding Class B Shares as provided by Section 5(b) of this Article shall be effected by delivery by the Initial Holders then employed by an Employer to the record holder of such Outstanding Class B Shares of a certified or cashier's check in the amount of the aggregate purchase price.

                                   (f)  CHANGE IN CONTROL.  The provisions of
Sections 5(a), 5(b) and 5(c) of this Article shall not apply following any Change in Control.

     SECTION 6.  REDUCTION IN AUTHORIZED SHARES

     The number of authorized shares of the Class B Common Stock shall be reduced automatically by (a) the number of shares of the Class B Common Stock converted into shares of the Class A Common Stock pursuant to Section 4 of this Article and (b) the number of shares of the Class B Common Stock repurchased by the Corporation pursuant to Section 5(a) or Section 5(c) of this Article.

     SECTION 7.  ADJUSTMENTS

     The Conversion Price and the number of shares of the Class A Common Stock issuable upon the conversion of each share of the Class B Common Stock shall be subject to adjustment from time to time as provided in this Section 7.

                                   (a)  ADJUSTMENT UPON CERTAIN EVENTS.  In case
that the Corporation shall at any time after the date of the Initial Public Offering (i) pay a dividend in shares of the Class A Common Stock or make a distribution in shares of the Class A Common Stock, (ii) subdivide the outstanding shares of the Class A Common Stock, (iii) combine the outstanding Class A Common Stock into a smaller number of shares of the Class A Common Stock, or (iv) issue any shares of its capital stock or other securities by reclassification of the Class A Common Stock, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that each holder of shares of the Class B Common Stock converted after such time shall be entitled to receive the aggregate number and kind of the Class A Common Stock or other securities of the Corporation that, if such shares of the Class B Common Stock had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                                   (b)  ISSUANCE OF RIGHTS, OPTIONS OR WARRANTS.
If after the Initial Public Offering the Corporation issues any rights, options or warrants to all holders of its Class A Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of the Class A Common Stock (or securities convertible into or exchangeable for shares of the Class A Common Stock) at a price per share less than the current market price per share on that record date, the Conversion Price shall be adjusted in accordance with the formula:


                                  /          \
                                 |     N * P  |
                                 | O + -----  |
                                 |       M    |
                                  \          /
                         A = C * --------------
                                     (O + N)

          where

     A                     equals  the adjusted Conversion Price.

     C                     equals  the then current Conversion Price.

     O                     equals  the number of shares of the Class A Common
                                   Stock outstanding on the record date.

     N                     equals  the number of additional shares of the Class
                                   A Common Stock offered or initially issuable upon conversion or exchange of the convertible or exchangeable securities offered.

     P                     equals  the offering price or conversion price or
                                   exchange price per share of the additional shares.

     M                     equals  the current market price per share of the
                                   Class A Common Stock on the record date.

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If all of the shares of the Class A Common Stock or securities convertible into or exchangeable for shares of the Class A Common Stock subject to such rights, options or warrants have not been issued when such rights, options or warrants expire, then the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares of the Class A Common Stock actually issued upon the exercise of such rights, options or warrants or initially issuable based upon the number of convertible securities or exchangeable securities actually issued upon the exercise of such rights or warrants.

                                   (c)  DISTRIBUTION OF ASSETS AND DEBT
SECURITIES. If after the Initial Public Offering the Corporation distributes to all holders of its Class A Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of the Corporation (including shares of the Class A Common Stock), the Conversion Price shall be adjusted in accordance with the formula:


                                     /       \
                                    |  M - F  |
                            A = C * |  -----  |
                                    |    M    |
                                     \       /


          where

     A                     equals  the adjusted Conversion Price.

     C                     equals  the then current Conversion Price.


     M                     equals  the current market price per share of the
                                   Class A Common Stock on the date of issuance of such additional shares.

     S                     equals  the number of shares outstanding immediately
                                   after the issuance of such additional shares.

     M                     equals  the current market price per share of the
                                   Class A Common Stock on the record date
                                   mentioned below.

     F                     equals  the fair market value on the record date of
                                   the assets, securities, rights or warrants applicable to one share of the Class A Common
                                   Stock.  The Board of Directors shall
                                   determine, in good faith, such fair market value, which determination shall be conclusive.

     This Section 7(c) does not apply to any rights, options or warrants referred to in Section 7(b) of this Article.

     This Section 7(c) does not apply to cash dividends or cash distributions paid in respect of the Class A Common Stock for any period if the cash dividends or cash distributions paid in respect of the Class A Common Stock and OP Units for that period, when added to the amount of all other cash dividends or cash distributions paid in respect of the Class A Common Stock and OP Units for the twelve (12) month period ending on the last day of such period, does not exceed 100% of Cash Available for Distribution for such twelve (12) month period.
"CASH AVAILABLE FOR DISTRIBUTION" shall mean "Funds from Operations" (as that term is defined in the "Glossary" of the Prospectus but computed at the Operating Partnership level) minus (i) the amount of any dividend on Preferred Stock accrued during such twelve (12) month period, whether or not declared or paid, and (ii) an annual reserve for capital replacements of $300 per apartment unit for the weighted average number of apartment units owned by the Corporation during such twelve (12) month period. By way of example, Cash Available for Distribution for the twelve (12) month period ending June 15, 1995 as set forth in the Prospectus is projected on a PRO FORMA basis to be $18,476,000.

                                   (d)  ISSUANCE OF DISCOUNTED SHARES.  If after
the Initial Public Offering the Corporation issues shares of the Class A Common Stock for a consideration per share less than the current market price per share, on the date that the Corporation fixes the offering price of such additional shares, the Conversion Price shall be adjusted in accordance with the formula:

                                  /        \
                                 |      P   |
                                 | O + ---  |
                                 |      M   |
                                  \        /
                         A = C * --------------
                                        S


          where

     A                     equals  the adjusted Conversion Price.

     C                     equals  the then current Conversion Price.

     O                     equals  the number of shares of the Class A Common
                                   Stock outstanding immediately prior to the issuance of such additional shares.

     P                     equals  the aggregate consideration received for the
                                   issuance of such additional shares.

     M                     equals  the current market price per share of the
                                   Class A Common Stock on the date of issuance of such additional shares.

     S                     equals  the number of shares outstanding immediately
                                   after the issuance of such additional shares.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     This Section 7(d) does not apply to (i) any of the transactions described in Section 7(b) or Section 7(c) of this Article, (ii) the conversion or exchange of shares of the Class B Common Stock or other securities convertible into or exchangeable for shares of the Class A Common Stock, (iii) shares of the Class A Common Stock issued by the Corporation upon, and as consideration for, the purchase of OP Units, (iv) shares of the Class A Common Stock issued to the Corporation's employees (other than upon the exercise of options of the type referred to in clause (v) below) under BONA FIDE employee benefit plans adopted by the Board of Directors, if such Class A Common Stock would otherwise be covered by this Section 7(d), (v) the Class A Common Stock issued upon the exercise of options granted to employees at an exercise price equal to at least 85% of the fair market value of such Class A Common Stock at the time that such options were granted, (vi) the Class A Common Stock issued to stockholders of any Person that merges into the Corporation, or with a subsidiary of the Corporation, in proportion to their stock holdings in such Person immediately prior to such merger, upon such merger, (vii) the Class A Common Stock issued in a BONA FIDE public offering pursuant to a firm commitment or best efforts underwriting, or (viii) the Class A Common Stock issued in a BONA FIDE private placement through a placement agent that is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Class A Common Stock, as determined in good faith by the Board of Directors, shall exceed 10% of the then current market price).

                                   (e)  ISSUANCE OF CONVERTIBLE DISCOUNTED
SECURITIES. If after the Initial Public Offering the Corporation issues any securities convertible into or exchangeable for shares of the Class A Common Stock (other than securities issued in transactions described in Section 7(b) or Section 7(c)) of this Article for a consideration per share of the Class A Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share of the Class A Common Stock on the date of issuance of such securities, the Conversion Price shall be adjusted in accordance with the formula:

                                  /        \
                                 |      P   |
                                 | O + ---  |
                                 |      M   |
                                  \        /
                         A = C * --------------
                                    (O + D)

          where

     A                     equals  the adjusted Conversion Price.

     C                     equals  the then current Conversion Price.

     O                     equals  the number of shares of the Class A Common
                                   Stock outstanding immediately prior to the issuance of such securities.

     P                     equals  the aggregate consideration received for the
                                   issuance of such securities.

     M                     equals  the current market price per share of the
                                   Class A Common Stock on the date of issuance of such securities.

     D                     equals  the maximum number of shares deliverable upon
                                   conversion or in exchange for such securities at the initial conversion or exchange rate.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Class A Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Conversion Price shall promptly be readjusted to the conversion price that would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of the Class A Common Stock issued upon conversion or exchange of such securities.

     This Section 7(e) does not apply to (i) convertible securities issued to stockholders of any Person that merges into the Corporation, or with a subsidiary of the Corporation, in proportion to their stock holdings in such Person immediately prior to such merger, upon such merger, (ii) convertible securities issued in a BONA FIDE public offering pursuant to a firm commitment or best efforts underwriting, or (iii) convertible securities issued in a BONA FIDE private placement through a placement agent that is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Class A Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a Board resolution, shall exceed 20% of the then current market price).

                                   (f)  REORGANIZATIONS, MERGERS, CONSOLIDATIONS
OR SALES OF ASSETS. If at any time or from time to time there is a capital reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 7 or Section 4 of this Article) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person then, each share of the Class B Common Stock then outstanding shall thereafter be convertible into, in lieu of the Class A Common Stock issuable upon such conversion prior to consummation of such reorganization, merger, consolidation or sale, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such reorganization, merger, consolidation or sale by a holder of that number of shares of Class A Common Stock into which one share of the Class B Common Stock was convertible immediately prior to such reorganization, merger, consolidation or sale (including, on a PRO RATA basis, the cash, securities or property received by holders of Class A Common Stock in any tender or exchange offer that is a step in such transaction). In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 and Section 4 of this Article with respect to the rights of the holders of the shares of the Class B Common Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the shares of the Class B Common Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

                                   (g)  COMPUTATION OF CONSIDERATION.  For
purposes of any computation respecting consideration received pursuant to Sections 7(d) and 7(e) of this Article, the following shall apply:

                                   (1)  in the case of the issuance of
     shares of the Class A Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                                   (2)  in the case of the issuance of
     shares of the Class A Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution; and

                                   (3)  in the case of the issuance of
     securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such securities plus the additional minimum consideration if any, to be received by the Corporation upon the conversion for exchange thereof (the consideration in each case to be determined in the same manner as provided in Sections 7(g)(1) and 7(g)(2) of this Article.

                                   (h)  COMPUTATION OF CURRENT MARKET PRICE.
For the purpose of any computation pursuant to Sections 7(b), 7(c), 7(d) and 7(e) of this Article, the current market price per share of the Class A Common Stock on any date shall be deemed to be the average of the Closing Prices for 15 consecutive Trading Days commencing 30 Trading Days before that date. However, if the Class A Common Stock is not publicly listed or publicly traded, current market price shall mean the fair market value per share of Class A Common Stock, as determined in good faith by the Board of Directors, based on the opinion of an independent investment banking firm.

                                   (i)  EXCEPTIONS.  No adjustment in the
Conversion Price need be made:

                                   (1)  unless the adjustment would require
     an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
     Section 7 shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. The Conversion Price shall not be adjusted upward except in the event of a combination of the outstanding shares of the Class A Common Stock into a smaller number of shares of Common Stock or in the event of a readjustment of the Conversion Price pursuant to Section 7(b) or
     Section 7(e) of this Article;

                                   (2)  for a transaction referred to in
     Section 7(a), Section 7(b), Section 7(c), Section 7(d) or Section 7(e) of this Article if holders of the Class B Common Stock are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of the Class A Common Stock participate in the transaction;

                                   (3)  for rights to purchase shares of
     the Class A Common Stock pursuant to a plan for reinvestment of dividends or interest;

                                   (4)  for a change in the par value or no
     par value of the Class A Common Stock; or

                                   (5)  to the extent that the Class B
     Common Stock becomes convertible into cash, as to such cash. Interest will not accrue on any such cash.

                                   (j)  NOTICE.  Whenever the Conversion Price
is adjusted or reduced, the Corporation shall promptly mail, at least 12 days prior to the record date of the distribution triggering the adjustment or reduction, to holders of the Class B Common Stock and file with the transfer agent therefor a notice of the adjustment or reduction and, in the case of an adjustment, file with the transfer agent for the Class B Common Stock an officer's certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

                                   (k)  RESERVATION OF STOCK ISSUABLE UPON
CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of the Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of the Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class B Common Stock; and if at any time the number of authorized but unissued shares of the Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Common Stock, the Corporation will take such corporate and other action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of the Class A Common Stock to such number of shares as shall be sufficient for such purpose.

                                   (l)  DISCRETIONARY ADJUSTMENTS.  The Board of
Directors may (but shall not be required to) make such adjustments in the Conversion Price, in addition to those required by this Section 7, as shall be determined by the Board of Directors, as evidenced by a Board resolution, to be advisable in order that any event that would otherwise be treated for federal income tax purposes as a dividend of stock or stock rights will, to the extent practicable, not be so treated or not be taxable to the recipients.

                                   (m)  AMBIGUITY.  The Board of Directors may
interpret the provisions of this Section 7 to resolve any inconsistency or ambiguity that may arise or be revealed in connection with the adjustment procedures provided for herein, and if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors may, in appropriate circumstances, authorize the filing of additional articles supplementary or a certificate of designation.

     SECTION 8.  RESTRICTION ON ADDITIONAL ISSUANCES

     Upon the filing of these Articles Supplementary, there shall be authorized 750,000 shares and issued and outstanding 650,000 shares of the Class B Common Stock. No additional shares of the Class B Common Stock shall be issued without the affirmative consent or vote of a majority of the Corporation's Board of Directors other than employees of an Employer.

     IN WITNESS WHEREOF, APARTMENT INVESTMENT AND MANAGEMENT COMPANY has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 27th of July, 1994. The President acknowledges these Articles Supplementary to be the act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval hereof are true in all material respects, subject to the penalties for perjury.


ATTEST:
     APARTMENT INVESTMENT AND MANAGEMENT COMPANY




/s/ Peter K. Kompaniez                  /s/ Terry Considine
-------------------------------         --------------------------------
Peter K. Kompaniez                      Terry Considine
Secretary                               President




     THE UNDERSIGNED, the President and Chief Executive Officer of Apartment Investment and Management Company, who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                        /s/Terry Considine
                                        --------------------------------
                                        President


Attest: /s/ Peter Kompaniez
        -----------------------
        Peter Kompaniez
        Secretary

                               OFFICER'S CERTIFICATION



     I, Terry Considine, President of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, hereby acknowledge the foregoing Articles of Amendment and Restatement of Apartment Investment and Management Company to be the act of Apartment Investment and Management Company, and to the best of my knowledge, information and belief, these matters and facts are true in all material respects, and my statement is made under penalties for perjury.



                                        /s/Terry Considine
                                        --------------------------------
                                        Terry Considine
                                        President
                                        APARTMENT INVESTMENT AND
                                        MANAGEMENT COMPANY

                                ARTICLES SUPPLEMENTARY
                                          OF
                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY


     APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (the "CORPORATION"), having its principal place of business within the State of Maryland at 11 East Chase Street, Baltimore City, Maryland 21202, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV of the Charter of the Corporation, the Board of Directors has duly divided and classified 966,000 shares of the Preferred Stock of the Corporation into a class designated 1994 Cumulative Convertible Senior Preferred Stock ("1994 SENIOR PREFERRED STOCK"), par value $.01 per share, and has provided for the issuance of that class.

     SECOND: The terms of the 1994 Senior Preferred Stock as set by the Board of Directors are as follows:

     1. RANKING. The shares of the 1994 Senior Preferred Stock shall rank senior to the Corporation's Class A Common Stock, the Corporation's Class B Common Stock, all other series and classes of Preferred Stock issued by the Corporation, and all other capital stock of the Corporation with respect to the payment of dividends and upon liquidation, dissolution, winding-up, redemption or otherwise.

     2. DIVIDENDS. The holders of the shares of the 1994 Senior Preferred Stock shall be entitled to receive dividends thereon when and as declared by the Board of Directors of this Corporation, out of funds legally available therefor at the annual rate of $7.6035 per share. Dividends on the 1994 Senior Preferred Stock shall be payable quarterly in the amount of $1.900875 per share on the last day of September, December, March and June of each year commencing September 30, 1994; PROVIDED, HOWEVER, that the quarterly dividend payable per share with respect to the quarter ended September 30, 1994 shall be an amount determined by multiplying $1.900875 by a fraction, the numerator of which shall be the number of days in the period commencing on the day following the date of issuance of the 1994 Senior Preferred Stock and ending on September 30, 1994 and the denominator of which shall be ninety two (92). The period between the date of issuance of the 1994 Senior Preferred Stock and September 30, 1994 and the quarterly period between consecutive dates for payment of dividends shall hereinafter be referred to as a "DIVIDEND PERIOD." The obligations of the Corporation to pay dividends on the 1994 Senior Preferred Stock pursuant to the provisions of this paragraph 2 shall accrue (whether or not declared) and be cumulative from and including the date on which each such share is issued. Dividends shall be payable to the holders of record as they shall appear on the stock register of the Corporation on the 15th day of the calendar month preceding the month in which a dividend is declared (the "RECORD DATE").

     If the full amount required to be paid as aforesaid shall not have been paid, whether or not earned or declared, or a sum sufficient for the payment thereof set apart, all the dividends required to be so paid but not paid (the "DEFICIENCY") shall earn and accrue interest, effective as of the first day of the Dividend Period following the Dividend Period in which the dividend was to be paid and continuing until the full amount of the Deficiency, plus all accrued interest thereon, shall have been paid in full, at a per annum rate of 7.6%, compounded quarterly. All payments of dividends made on the 1994 Senior Preferred Stock shall be applied first to the reduction of all accrued but unpaid interest on the Deficiency, second to the reduction of the Deficiency and third to the payment of all accrued but unpaid dividends on the 1994 Senior Preferred Stock other than the Deficiency. Reference to accrued or cumulative dividends hereunder shall be deemed for all purposes to include all amounts of Deficiency and all such accrued but unpaid interest thereon.

     3. PRIORITY AS TO DIVIDENDS. No dividends or other distributions (other than dividends or other distributions payable in Class A Common Stock or in another stock ranking, with respect to the payment of dividends and upon liquidation, dissolution, winding-up, redemption or otherwise, junior to the 1994 Senior Preferred Stock) shall be declared or paid or set apart for payment on the Class A Common Stock, the Class B Common Stock, any other series or class of Preferred Stock or capital stock of any other class which, in either case, ranks, as to dividends and upon liquidation, dissolution, winding-up, redemption or otherwise, junior to the 1994 Senior Preferred Stock ("JUNIOR STOCK") for any period, unless at the time of such declaration or payment or setting apart for payment (i) full cumulative dividends have been or simultaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the 1994 Senior Preferred Stock on or prior to the date of payment of such dividends on Junior Stock, (ii) an amount equal to the dividends accrued on the 1994 Senior Preferred Stock as of the date of each proposed distribution or payment on the Junior Stock has been declared and set apart in cash for payment on the 1994 Senior Preferred Stock, and (iii) any redemption payment required to be made pursuant to paragraphs 4, 5, 6 or 7 hereof on or prior to the date of payment of such dividends on Junior Stock shall have been paid or a sum sufficient for the payment thereof set apart for such payment.

     4. MANDATORY REDEMPTION. On each of June 30, 2000, June 30, 2001 and June 30, 2002, or if any such day is not a business day, the next succeeding business day (each a "MANDATORY REDEMPTION DATE") the Corporation shall redeem an aggregate of 322,000 shares (the "MINIMUM MANDATORY REDEMPTION") of the 1994 Senior Preferred Stock. The per share redemption price shall be $100 plus all accrued and unpaid cumulative dividends thereon (whether or not declared) to the date of such redemption; PROVIDED, HOWEVER, that if the redemption price is not paid on such Mandatory Redemption Date, the unpaid redemption price shall bear interest thereafter at a rate per annum equal to 9.6035%, until paid in full. Any shares that are optionally redeemed by the Corporation pursuant to paragraph 5 hereof prior to June 30, 2001 shall be counted first towards the Minimum Mandatory Redemption required on June 30, 2001 and second towards the Minimum Mandatory Redemption required on June 30, 2002 reducing share for share the Minimum Mandatory Redemption required on each such date. Optional redemptions done after June 30, 2001 shall be counted towards the Minimum Mandatory Redemption required on June 30, 2002, reducing share for share the Minimum Mandatory Redemption required on such date.

     5. OPTIONAL REDEMPTIONS. The Corporation shall have the option at any time on and after (but not before) June 30, 2000 to redeem any or all outstanding shares of the 1994 Senior Preferred Stock, but only in increments of 1,000 shares, by payment of a redemption price per share of $100, plus all accrued and unpaid cumulative dividends on the shares so redeemed (whether or not declared) to the date of such redemption.

     6.   MANNER AND EFFECT OF REDEMPTIONS.

          (a) Notice of any proposed redemption of shares of the 1994 Senior Preferred Stock shall be given by the Corporation to each holder of the 1994 Senior Preferred Stock by mailing a copy of such notice in the case of a redemption pursuant to paragraph 4 hereof not less than 30 nor more than 60 days and, in the event of an optional redemption pursuant to paragraph 5 hereof, not less than 90 nor more than 135 days prior to the date fixed for such redemption to each holder of record of the outstanding shares of the 1994 Senior Preferred Stock at their respective addresses appearing on the books of the Corporation. Said notice shall specify (i) the number of shares called for redemption, (ii) the redemption price, (iii) the details of the calculations used to determine the amount of and the accrued interest payable with respect of such redemption, if any, and (iv) the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed. Notice of redemption having been so given, the redemption price per the number of shares specified in such notice, together with all accrued interest shall be due and payable on the date fixed for such redemption.

          (b) If the funds of the Corporation legally available for the redemption of all shares of the 1994 Senior Preferred Stock to be redeemed pursuant to paragraph 4 hereof are insufficient to redeem the total number of outstanding shares of the 1994 Senior Preferred Stock required to be redeemed, such funds will be used promptly, and redemptions pursuant to paragraph 4 shall be made ratably among holders of such shares, and in any event, within 30 days after sufficient funds become legally available, to redeem the balance of such required to be redeemed, such funds as are then legally available shall be applied to the redemption of such shares required to be redeemed and the payment of interest accrued thereon in accordance herewith until all such shares have been redeemed and all such accrued and unpaid interest has been paid.

          (c) If less than all of the shares of the 1994 Senior Preferred Stock are to be redeemed on a given date pursuant to the provisions hereof, the Corporation shall redeem from each holder of 1994 Senior Preferred Stock that number of whole shares of the 1994 Senior Preferred Stock then held by each holder of shares of 1994 Senior Preferred Stock that bears the same proportion to the total number of such shares to be redeemed as the total number of shares of the 1994 Senior Preferred Stock then held by such holder bears to the total number of shares of the 1994 Senior Preferred Stock then outstanding.

          (d) Notwithstanding anything herein to the contrary, the Corporation may not at any time redeem, other than pursuant to paragraph 10 hereof, less than all of the 1994 Senior Preferred Stock outstanding unless all accrued and unpaid dividends payable on or prior to the date of redemption shall have been paid (or are paid concurrently with the redemption) on all then outstanding shares of the 1994 Senior Preferred Stock.

          (e) Dividends will cease to accrue on the shares of the 1994 Senior Preferred Stock on the date fixed for their redemption (unless the Corporation defaults on the payment of the redemption price). In addition, on and after the redemption date, all rights of the holders of the shares of the 1994 Senior Preferred Stock called for redemption shall terminate except the right to receive the redemption price (unless the Corporation defaults on the payment of the redemption price).

          (f) All shares of the 1994 Senior Preferred Stock which shall have been redeemed, purchased or otherwise acquired by the Corporation pursuant to the provisions hereof, shall be cancelled and shall not be reissued as shares of the 1994 Senior Preferred Stock, but shall have the status of authorized but unissued shares of Preferred Stock of the Corporation.

     7. CONVERSION RIGHTS. The holders of shares of the 1994 Senior Preferred Stock shall have the following conversion rights (the "CONVERSION RIGHTS").

          (A) RIGHT TO CONVERT. Each share of the 1994 Senior Preferred Stock shall be convertible, at any time or from time to time, at the option of the holder thereof, into fully paid and nonassessable shares of Class A Common Stock, at the Conversion Rate in effect at the time of conversion; PROVIDED, HOWEVER, that the conversion rights provided herein are limited absolutely and in their entirety by the restrictions on ownership and transfer of Class A Common Stock as set forth as of the date of issuance of the 1994 Senior Preferred Stock in the Corporation's Charter; PROVIDED, FURTHER, however, that the conversion rights provided herein expire as to those shares of the 1994 Senior Preferred Stock to be redeemed pursuant to paragraphs 4 or 5 hereof, fifteen (15) calendar days prior to the applicable redemption date (but are reinstated if the redemption does not occur).

          (B) CONVERSION RATE; PAYMENT OF ACCRUED DIVIDENDS. Each share of the 1994 Senior Preferred Stock shall be convertible into that number of shares of Class A Common Stock which results from dividing the Redemption Price by the Conversion Price (as both terms are defined in paragraph 16) in effect at the time of conversion (the "CONVERSION RATE"). If a holder of 1994 Senior Preferred Stock shall, upon conversion thereof into Class A Common Stock pursuant hereto, be entitled to receive an aggregate number of shares that shall include a fractional share, the Company may elect, at its option, to round that fractional share up or down to the nearest whole share. The Conversion Price shall be subject to adjustment from time to time as provided below. Upon conversion, the Corporation shall pay to the holder thereof, out of legally available funds therefor, all accrued but unpaid cumulative dividends on the shares of 1994 Senior Preferred Stock so converted (whether or not declared) to the date of such conversion. If the funds of the Corporation legally available for the payment of all such dividends on the 1994 Senior Preferred Stock to be converted are insufficient to pay all such dividends so required, such funds will be used promptly, and dividend payments shall be made ratably among such holders of such shares of the 1994 Senior Preferred Stock and, in any event, within 30 days after such funds become legally available, to pay the balance of such dividends, or such portion thereof for which funds are then legally available on the basis set forth above. All accrued but unpaid dividends on the shares of 1994 Senior Preferred Stock so converted not paid upon conversion, shall bear interest thereafter at a rate per annum equal to 9.6035%, until paid in full.

          (C) MECHANICS OF CONVERSION. Before any holder of shares of the 1994 Senior Preferred Stock shall be entitled to convert shares of the 1994 Senior Preferred Stock into shares of Class A Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the shares of the 1994 Senior Preferred Stock or Class A Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the shares of the 1994 Senior Preferred Stock and shall state therein the number of shares of the 1994 Senior Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the 1994 Senior Preferred Stock to be converted, and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date.

          (D) ADJUSTMENTS. The Conversion Price and the number of shares of Class A Common Stock issuable upon the conversion of each share of 1994 Senior Preferred Stock shall be subject to adjustment from time to time as provided herein.

               (i) ADJUSTMENT UPON DIVIDEND, DISTRIBUTION, SUBDIVISION, COMBINATION OR RECLASSIFICATION. In case this Corporation shall at any time after the date of the Initial Public Offering (i) pay a dividend in shares of Class A Common Stock or make a distribution in shares of Class A Common Stock,
(ii) subdivide the outstanding shares of Class A Common Stock, (iii) combine the outstanding Class A Common Stock into a smaller number of shares of Class A Common Stock, or (iv) issue any shares of its capital stock or other securities by reclassification of the Class A Common Stock, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that each holder of shares of 1994 Senior Preferred Stock converted after such time shall be entitled to receive the aggregate number and kind of Class A Common Stock or other securities of this Corporation which, if such shares of 1994 Senior Preferred Stock had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (ii) ISSUANCE OF RIGHTS, OPTIONS AND WARRANTS. If after the Initial Public Offering this Corporation issues any rights, options or warrants to all holders of its Class A Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Class A Common Stock (or securities convertible into or exchangeable for shares of Class A Common Stock) at a price per share less than the current market price per share on that record date, the Conversion Price shall be adjusted in accordance with the formula:

                                   /          \
                                  |     N * P  |
                                  | O + -----  |
                                  |       M    |
                                   \          /
                         C' = C * --------------
                                     (O + N)

where

     C'   =    the adjusted Conversion Price.

     C    =    the then current Conversion Price.

     O    =    the number of shares of Class A Common Stock outstanding on the record date.

     N    =    the number of additional shares of Class A Common Stock offered or initially issuable upon conversion or exchange of the convertible or exchangeable securities offered.

     P    =    the offering price or conversion price or exchange price per share of the additional shares.

     M    =    the current market price per share of Class A Common Stock on the record date.  SEE paragraph 7(d)(vii).

     The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If all of the shares of Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock subject to such rights, options or warrants have not been issued when such rights, options or warrants expire, then the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares of Class A Common Stock actually issued upon the exercise of such rights, options or warrants or initially issuable based upon the number of convertible securities or exchangeable securities actually issued upon the exercise of such rights or warrants.

               (iii) DISTRIBUTION OF ASSETS AND DEBT SECURITIES. If after the Initial Public Offering this Corporation distributes to all holders of its Class A Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of this Corporation (including shares of Class A Common Stock), the Conversion Price shall be adjusted in accordance with the formula:


                                     /       \
                                    |  M - F  |
                            C'= C * |  -----  |
                                    |    M    |
                                     \       /
where

     C'   =    the adjusted Conversion Price.

     C    =    the then current Conversion Price.

     M    =    the current market price per share of Class A Common Stock on the record date mentioned below.  SEE paragraph 7(d)(vii).

     F    =    the fair market value on the record date of the assets,
               securities, rights or warrants applicable to one share of Class A
               Common Stock. The Board of Directors shall determine, in good faith, such fair market value, which determination shall be conclusive.

     This subparagraph does not apply to any rights, options or warrants referred to in paragraph 7(d)(ii).

     This subparagraph does not apply to cash dividends or cash distributions paid in respect of Class A Common Stock for any period if the cash dividends or cash distributions paid in respect of Class A Common Stock and OP Units for that period, when added to the amount of all other cash dividends or cash distributions paid in respect of Class A Common Stock and OP Units for the twelve (12) month period ending on the last day of such period, does not exceed 100% of Cash Available for Distribution for such twelve (12) month period.
"CASH AVAILABLE FOR DISTRIBUTION" shall mean "Funds from Operations" (as that term is defined in the "Glossary" of the Prospectus but computed at the Operating Partnership level) minus (i) the amount of the dividend on the 1994 Senior Preferred Stock accrued during such twelve (12) month period, whether or not declared or paid, and (ii) an annual reserve for capital replacements of $300 per apartment unit for the weighted average number of apartment units owned by the Company during such twelve (12) month period. By way of example, Cash Available for Distribution for the twelve (12) month period ending June 15, 1995 as set forth in the Prospectus is projected on a PRO FORMA basis to be $18,476,000.

               (iv) ISSUANCE OF DISCOUNTED SHARES. If after the Initial Public Offering this Corporation issues shares of Class A Common Stock for a consideration per share less than the current market price per share on the date this Corporation fixes the offering price of such additional shares, the Conversion Price shall be adjusted in accordance with the formula:

                                   /        \
                                  |      P   |
                                  | O + ---  |
                                  |      M   |
                                   \        /
                         C' = C * --------------
                                        A

where

     C'   =    the adjusted Conversion Price.

     C    =    the then current Conversion Price.

     O    =    the number of shares of Class A Common Stock outstanding
               immediately prior to the issuance of such additional shares.

     P    =    the aggregate consideration received for the issuance of such additional shares.

     M    =    the current market price per share of Class A Common Stock on the date of issuance of such additional shares.  SEE paragraph
               7(d)(vii).

     A    =    the number of shares outstanding immediately after the issuance of such additional shares.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     This paragraph does not apply to (i) any of the transactions described in paragraphs 7(d)(ii) or 7(d)(iii), (ii) the conversion or exchange of Class B Common Stock, 1994 Senior Preferred Stock, or other securities convertible into or exchangeable for Class A Common Stock, (iii) Class A Common Stock issued by this Corporation upon, and as consideration for, the purchase of OP Units, (iv) Class A Common Stock issued to the Corporation's employees (other than upon the exercise of options of the type referred to in clause (v) below) under BONA FIDE employee benefit plans adopted by the Board of Directors, if such Class A Common Stock would otherwise be covered by this subparagraph, (v) Class A Common Stock issued upon the exercise of options granted to employees with an exercise price equal to at least 85% of the fair market value of the Class A Common Stock at the time that such options were granted, (vi) Class A Common Stock issued to stockholders of any Person that merges into this Corporation, or with a subsidiary of this Corporation, in proportion to their stock holdings in such Person immediately prior to such merger, upon such merger, (vii) Class A Common Stock issued in a BONA FIDE public offering pursuant to a firm commitment or best efforts underwriting, or (viii) Class A Common Stock issued in a BONA FIDE private placement through a placement agent that is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Class A Common Stock, as determined in good faith by the Board of Directors, shall exceed 10% of the then current market price).

               (v) ISSUANCE OF CONVERTIBLE DISCOUNTED SECURITIES. If after the Initial Public Offering this Corporation issues any securities convertible into or exchangeable for Class A Common Stock (other than securities issued in transactions described in paragraphs 7(d)(ii) or 7(d)(iii)) for a consideration per share of Class A Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share of Class A Common Stock on the date of issuance of such securities, the Conversion Price shall be adjusted in accordance with the formula:

                                   /        \
                                  |      P   |
                                  | O + ---  |
                                  |      M   |
                                   \        /
                         C' = C * --------------
                                    (O + D)

where

     C'   =    the adjusted Conversion Price.

     C    =    the then current Conversion Price.

     O    =    the number of shares of Class A Common Stock outstanding
               immediately prior to the issuance of such securities.

     P    =    the aggregate consideration received for the issuance of such securities.

     M    =    the current market price per share of Class A Common Stock on the date of issuance of such securities.  SEE paragraph 7(d)(vii).

     D    =    the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Class A Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Conversion Price shall promptly be readjusted to the conversion price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Class A Common Stock issued upon conversion or exchange of such securities.

     This subparagraph does not apply to (i) convertible securities issued to stockholders of any Person which merges into this Corporation, or with a subsidiary of this Corporation, in proportion to their stock holdings in such Person immediately prior to such merger, upon such merger, (ii) convertible securities issued in a BONA FIDE public offering pursuant to a firm commitment or best efforts underwriting, or (iii) convertible securities issued in a BONA FIDE private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of Class A Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a Board resolution, shall exceed 20% of the then current market price).

               (vi) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time there is a capital reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph
7) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person then, each share of the 1994 Senior Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Class A Common Stock issuable upon such conversion prior to consummation of such reorganization, merger, consolidation or sale, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such reorganization, merger, consolidation or sale by a holder of that number of shares of Class A Common Stock into which one share of the 1994 Senior Preferred Stock was convertible immediately prior to such reorganization, merger, consolidation or sale (including, on a PRO RATA basis, the cash, securities or property received by holders of Class A Common Stock in any tender or exchange offer that is a step in such transaction). In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 7 with respect to the rights of the holders of the shares of the 1994 Senior Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph 7 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the shares of the 1994 Senior Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

               (vii) COMPUTATION OF CONSIDERATION. For purposes of any computation respecting consideration received pursuant to paragraphs 7(d)(iv) and 7(d)(v), the following shall apply:

               (1) in the case of the issuance of shares of Class A Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by this Corporation for any underwriting of the issue or otherwise in connection therewith;

               (2) in the case of the issuance of shares of Class A Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution; and

               (3) in the case of the issuance of securities convertible into or exchangeable for shares of Class A Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by this Corporation for the issuance of such securities plus the additional minimum consideration if any, to be received by this Corporation upon the conversion for exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subparagraph).

               (viii) COMPUTATION OF CURRENT MARKET PRICE. For the purpose of any computation hereunder, the current market price per share of Class A Common Stock on any date shall be deemed to be the average of the Closing Prices for fifteen (15) consecutive Trading Days commencing thirty (30) Trading Days before that date. However, if the Class A Common Stock is not publicly listed or publicly traded, current market price shall mean the fair market value per share of Class A Common Stock, as determined in good faith by the Board of Directors, based on the opinion of an independent investment banking firm.

               (ix) EXCEPTIONS.

                    (1) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 7 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. The Conversion Price shall not be adjusted upward except in the event of a combination of the outstanding shares of Class A Common Stock into a smaller number of shares of Common Stock or in the event of a readjustment of the Conversion Price pursuant to paragraphs 7(d)(ii) or 7(d)(v).

                    (2) No adjustment need be made for rights to purchase Class A Common Stock pursuant to a plan for reinvestment of dividends or interest.

                    (3) No adjustment need be made for a change in the par value or no par value of the Class A Common Stock.

               (x) NOTICE. Whenever the Conversion Price is adjusted or reduced, the Corporation shall promptly mail, at least 12 days prior to the record date of the distribution triggering the adjustment or reduction, to holders of the 1994 Senior Preferred Stock and file with the transfer agent therefor a notice of the adjustment or reduction and, in the case of an adjustment, file with the transfer agent for the 1994 Senior Preferred Stock an officer's certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

               (xi) FRACTIONAL SHARES. No fractional shares of Class A Common Stock shall be issued upon conversion of the shares of the 1994 Senior Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Class A Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

               (xii) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the 1994 Senior Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 1994 Senior Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the 1994 Senior Preferred Stock, the Corporation will take such corporate and other action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

               (xii) DISCRETIONARY ADJUSTMENTS. The Board of Directors may (but shall not be required to) make such adjustments in the Conversion Price, in addition to those required hereunder, as shall be determined by the Board of Directors, as evidenced by a Board resolution, to be advisable in order that any event that would otherwise be treated for federal income tax purposes as a dividend of stock or stock rights will, to the extent practicable, not be so treated or not be taxable to the recipients.

               (xiv) AMBIGUITY. The Board of Directors may interpret the provisions of this paragraph to resolve any inconsistency or ambiguity which may arise or be revealed in connection with the adjustment procedures provided for herein, and if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors may, in appropriate circumstances, authorize the filing of additional articles supplementary or a certificate of designation.

     8. RESTRICTIONS ON OWNERSHIP AND TRANSFER. The Beneficial Ownership and Transfer of the 1994 Senior Preferred Stock shall be subject to the restrictions set forth in this paragraph 8.

          (a)  RESTRICTIONS.

               (i) LIMITATION ON BENEFICIAL OWNERSHIP. Except as provided in paragraph 8(h), from and after the date of the Initial Public Offering, no Person shall Beneficially Own shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit.

               (ii) TRANSFERS IN EXCESS OF PREFERRED STOCK OWNERSHIP LIMIT. Except as provided in paragraph 8(h), from and after the date of the Initial Public Offering (and subject to paragraph 8(k)), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the New York Stock Exchange or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person Beneficially Owning shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit shall be void AB INITIO as to the Transfer of such shares of 1994 Senior Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Preferred Stock Ownership Limit, and the intended transferee shall acquire no rights in such shares of 1994 Senior Preferred Stock.

               (iii) TRANSFERS RESULTING IN "CLOSELY HELD" STATUS. From and after the date of the Initial Public Offering, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of
Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void AB INITIO as to the Transfer of shares of 1994 Senior Preferred Stock that would cause the Corporation (i) to be "closely held" within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of 1994 Senior Preferred Stock.

               (iv) SEVERABILITY ON VOID TRANSACTIONS. A Transfer of a share of 1994 Senior Preferred Stock that is null and void under subparagraph (i), (ii) or (iii) because it would, if effective, result in (i) the ownership of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit, (ii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of 1994 Senior Preferred Stock in the same or any other related transaction.

          (b) REMEDIES FOR BREACH. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of paragraph 8(a) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of 1994 Senior Preferred Stock in violation of paragraph 8(a) hereof (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of 1994 Senior Preferred Stock acquired in violation of paragraph 8(a) hereof or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; PROVIDED, HOWEVER, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of paragraph 8(a), regardless of any action (or non-action) by the Board of Directors of such committee, (a) shall be void AB INITIO or (b) shall automatically result in the transfer described in paragraph 8(c) hereof; PROVIDED, FURTHER, that the provisions of this paragraph 8(b) shall be subject to the provisions of paragraph 8(k) hereof.

          (c)  TRANSFER IN TRUST.

               (i) ESTABLISHMENT OF TRUST. If, notwithstanding the other provisions contained in this paragraph 8, at any time after the date of the Initial Public Offering there is a purported Transfer (an "EXCESS TRANSFER") (whether or not such Transfer is the result of transactions entered into through the facilities of the New York Stock Exchange or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of 1994 Senior Preferred Stock, Class A Common Stock or Class B Common Stock) or other event such that any Person would Beneficially Own shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit (in any such event, the Person that would Beneficially Own shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit is referred to as a "PROHIBITED TRANSFEREE"), then, except as otherwise provided in paragraph 8(h) hereof, such shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the date of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Preferred Stock Ownership Limit.

               (ii) APPOINTMENT OF TRUSTEE. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

               (iii) STATUS OF SHARES HELD BY TRUSTEE. Shares of 1994 Senior Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in paragraph 8(c)(v) hereof, the Prohibited Transferee shall have no rights in the 1994 Senior Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

               (iv) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends with respect to shares of 1994 Senior Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of 1994 Senior Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void AB INITIO with respect to such shares of 1994 Senior Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of 1994 Senior Preferred Stock have been transferred to the Trustee will be rescinded as AB INITIO and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary.
The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Preferred Stock Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of 1994 Senior Preferred Stock for the benefit of the Charitable Beneficiary.

              (V) RESTRICTIONS ON TRANSFER. The Trustee of the Trust may transfer the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the Preferred Stock Ownership Limit. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this paragraph 8(c)(v). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this paragraph 8(c)(v) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the 1994 Senior Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such 1994 Senior Preferred Stock on behalf of the Corporation.

              (VI)    PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE.
Shares of 1994 Senior Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

              (VII) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of 1994 Senior Preferred Stock held in the Trust would not violate the Preferred Stock Ownership Limit in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         (D) NOTICE OF RESTRICTED TRANSFER. Any Person that acquires or attempts to acquire shares of 1994 Senior Preferred Stock in violation of paragraph 8(a), or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under paragraph 8(c), shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

         (E) OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the date of the Initial Public Offering certain record and Beneficial Owners and transferees of shares of 1994 Senior Preferred Stock will be required to provide certain information as set out below.

              (I) ANNUAL DISCLOSURE. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of 1994 Senior Preferred Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of 1994 Senior Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of 1994 Senior Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the 1994 Senior Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (a) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (b) ensure compliance with the Preferred Stock Ownership Limit. Each shareholder of record, including without limitation any Person that holds shares of 1994 Senior Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this paragraph 8(e) from the Beneficial Owner.

              (II) DISCLOSURE AT THE REQUEST OF THE CORPORATION. Any Person that is a Beneficial Owner of shares of 1994 Senior Preferred Stock and any Person (including the shareholder of record) that is holding shares of 1994 Senior Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Preferred Stock Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of 1994 Senior Preferred Stock already Beneficially Owned by such shareholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

         (F) REMEDIES NOT LIMITED. Nothing contained in this paragraph 8 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of paragraph 8(k) hereof) (i) to protect the Corporation and the interests of its shareholders in the preservation of the Corporation's status as a REIT and (ii) to insure compliance with the Preferred Stock Ownership Limit; PROVIDED, HOWEVER, that the Board of Directors may not exercise such authority in a manner that interferes with any ownership or transfer of the 1994 Senior Preferred Stock that is expressly authorized pursuant to paragraph 8(h)(ii) hereof.

         (G) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this paragraph 8, or in the case of an ambiguity in any definition contained in paragraph 16 hereof, the Board of Directors shall have the power to determine the application of the provisions of this paragraph 8 with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

         (H)  WAIVER OF PREFERRED STOCK OWNERSHIP LIMIT.

              (I) IN GENERAL. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Preferred Stock Ownership Limit to a Person subject to the Preferred Stock Ownership Limit, if such person is not an individual for purpose of Section 542(a) of the Code and is a corporation, partnership, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

              (II)    OWNERSHIP AND TRANSFERS BY THE CMO TRUSTEE.  The
Preferred Stock Ownership Limit shall not apply to the initial holding of the 1994 Senior Preferred Stock by the "CMO Trustee" (as that term is defined in the "Glossary" to the Prospectus) for the benefit of "HF Funding Trust" (as that term is defined in the "Glossary" to the Prospectus) or to any transfer or assignment of all or any part of the legal or beneficial interest in the 1994 Senior Preferred Stock to the CMO Trustee, "FSA" (as that term is defined in the "Glossary" to the Prospectus), any entity controlled by FSA, or any direct or indirect creditor of HF Funding Trust (including without limitation any reinsurer of any obligation of HF Funding Trust).

         (I) LEGEND. Each certificate for 1994 Senior Preferred Stock shall bear the following legend:

         "The shares of 1994 Senior Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit with certain further restrictions and exceptions set forth in the Articles Supplementary relating to the 1994 Senior Preferred Stock (the `Articles Supplementary'). Any Person that attempts to Beneficially Own shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Articles Supplementary, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder that so requests. If the restrictions on transfer are violated, the shares of 1994 Senior Preferred Stock represented hereby will be either (a) void in accordance with the Articles Supplementary or (b) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

         (J) SEVERABILITY. If any provision of this paragraph 8 or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         (J) BOARD OF DIRECTORS DISCRETION. Anything in this paragraph 8 to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Preferred Stock Ownership Limit in the event of a change in law.

         (K) SETTLEMENT. Nothing in this paragraph 8 shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or other securities exchange or an automated inter-dealer quotation system.

    9. RIGHT OF FIRST REFUSAL. No holder of shares of 1994 Senior Preferred Stock shall transfer the shares (other than as contemplated by paragraph 8(h)(ii) hereof) unless the Corporation shall have been given prior written notice of such proposed transfer and 60 days in which to acquire, or arrange for another party designated by the Corporation to acquire, the 1994 Senior Preferred Stock subject to the proposed transfer on the same terms as the proposed transfer. No holder of shares of 1994 Senior Preferred Stock shall transfer the shares to any person or entity if, as a result of the transfer to such person or entity, the Corporation shall fail to qualify as a real estate investment trust under Sections 856 through 860 (or any successor sections) of the Code.

    10.  VOTING RIGHTS.

         (a) In addition to such other rights as may be required by law, the holders of the issued and outstanding shares of 1994 Senior Preferred Stock shall at all times have the right, voting together as a separate class at each annual election of directors, to elect one director on the Board of Directors. On all matters upon which holders of 1994 Senior Preferred Stock are entitled to vote, or give their consent, each such holder shall be entitled to one (1) vote for each share of 1994 Senior Preferred Stock held by such holder.

         (b) The Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the shares of 1994 Senior Preferred Stock at the time outstanding, voting separately as a class,
(i) amend, modify or supplement the Corporation's Charter in a manner which would adversely affect the rights, preferences, privileges or powers of, or limitations on, 1994 Senior Preferred Stock contained in the Corporation's Charter, including without limitation these Articles Supplementary, or
(ii) issue or sell any capital stock of any series or class of capital stock which ranks on a parity with, or senior to, the 1994 Senior Preferred Stock with respect to redemption or the payment of dividends or upon liquidation, dissolution, winding-up, redemption or otherwise, except the sale of the 1994 Senior Preferred Stock.

         (c) Holders of issued and outstanding shares of 1994 Senior Preferred Stock shall be entitled to the following additional voting rights (each a "VOTING RIGHT") which shall vest upon the occurrence of the conditions set forth below: (x) if and so long as dividends on 1994 Senior Preferred Stock for any Dividend Period shall be in arrears and shall not have been fully paid or shall not have been declared and a sum sufficient for the payment thereof set aside on all shares of 1994 Senior Preferred Stock at the time outstanding, then the holders of 1994 Senior Preferred Stock shall have, in addition to the other voting rights set forth herein, the right (but not the obligation) voting separately as a class, to elect one director on the Corporation's Board of Directors in addition to the director referred to in paragraph 10(a); (y) if and so long as the Corporation shall have failed to redeem the applicable Minimum Mandatory Redemption on or before the Mandatory Redemption Dates, as set forth in paragraph 4, then the holders of 1994 Senior Preferred Stock shall have, in addition to the other voting rights set forth herein, the right (but not the obligation) voting separately as a class, to elect a majority of the directors on the Corporation's Board of Directors.

              (i) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of 1994 Senior Preferred Stock, called as hereinafter provided, by written consent or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of 1994 Senior Preferred Stock pursuant to applicable provisions of Maryland law.

              (ii) At any time when such voting rights shall have vested in the holders of 1994 Senior Preferred Stock, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of any holder of record of 1994 Senior Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of 1994 Senior Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation; PROVIDED, HOWEVER, that the Secretary shall not be required to call any such special meeting in the case of any request therefor received less than 90 days prior to the date fixed for any annual meeting of shareholders of the Corporation, and if in such case such special meeting is not called, the holders of 1994 Senior Preferred Stock shall be entitled to exercise the special voting rights provided in this subparagraph (c) at such annual meeting; PROVIDED, FURTHER, that nothing herein shall be deemed to prohibit the holders of 1994 Senior Preferred Stock from exercising their special voting rights by written consent at any time, including without limitation, during the 90-day period immediately preceding any annual meeting of shareholders of the Corporation, with the election of such director by the holders of 1994 Senior Preferred Stock being effective as of the date of such written consent. If such meeting shall not be called by the proper officers of the Corporation within 10 days after the personal service of such written request upon the Secretary of the Corporation, or within 10 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% or more of the shares of 1994 Senior Preferred Stock then outstanding may designate in writing a holder of 1994 Senior Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at the same place as is elsewhere provided in this subparagraph (c)(iv). Any holder of 1994 Senior Preferred Stock shall have access to the preferred stock books of the Corporation for the purpose of causing a meeting of holders of 1994 Senior Preferred Stock to be called pursuant to the provisions of this subparagraph (c).

              (iii) At any meeting held for the purpose of electing directors at which the holders of 1994 Senior Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 50% of the then outstanding shares of 1994 Senior Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof, (A) the absence of a quorum of the holders of 1994 Senior Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such class and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of 1994 Senior Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of the director, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

              (iv) The rights of the holders of outstanding shares of 1994 Senior Preferred Stock granted by this subparagraph (c) may be exercised only until all cumulative dividends in arrears on 1994 Senior Preferred Stock shall have been paid in full or declared and funds sufficient theretofore set aside, or until the Corporation has redeemed the Minimum Mandatory Redemption required to have been redeemed at the last occurring Mandatory Redemption Date and thereafter such rights of the holders of 1994 Senior Preferred Stock to elect additional directors to the Board of Directors shall cease and the terms of the persons so elected as additional directors shall cease and the holders of outstanding shares of 1994 Preferred Stock shall cause those persons to resign as directors, but subject always to the same provisions for the vesting of such rights in the future pursuant to subparagraph (c).

    11.  PAYMENTS ON LIQUIDATION.   In the event of any liquidation,
dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the 1994 Senior Preferred Stock shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, an amount per share of the 1994 Senior Preferred Stock equal to the sum of $100 per share plus all accrued and unpaid cumulative dividends thereon (whether or not declared or earned) to the date of such distribution.

    In the event of any liquidation, dissolution, or winding-up of the affairs of the Corporation (whether voluntary or involuntary), payment shall be made to the holders of the 1994 Senior Preferred Stock in the amounts provided herein, before any payment shall be made or any assets distributed to the holders of any Class A Common Stock or any other capital stock of the Corporation.

    If upon the occurrence of any liquidation, dissolution or winding-up of the affairs of the Corporation (whether voluntary or involuntary) the assets of the Corporation available for distribution to the holders of the 1994 Senior Preferred Stock shall be insufficient to pay the holders of the 1994 Senior Preferred Stock the full amounts to which they shall be entitled, then the entire assets of the Corporation available for distribution to the holders of outstanding shares of the 1994 Senior Preferred Stock shall be distributed among such holders ratably per share in proportion to the preferential amount per share to which they are entitled.

    Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of the 1994 Senior Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

    The voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of its property or assets to, or a consolidation or merger of the Corporation with, one or more Persons shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 11.

    12.  LIMITATION ON LEVERAGE.

         (a) So long as any shares of 1994 Senior Preferred Stock shall be outstanding, the Corporation shall not incur any indebtedness for borrowed funds (including borrowings under existing lines of credit) unless (i) Cash Flow for the twelve (12) calendar months ending on the last day of the month preceding the month during which the indebtedness for borrowed funds is to be incurred, and (ii) Cash Flow reasonably projected by the Corporation for the twelve (12) calendar months commencing with the month during which the indebtedness for borrowed funds is to be incurred, each equal or exceed 350% of the Pro Forma Annual Interest Expense computed for the twelve (12) month period commencing with the month during which the indebtedness for borrowed funds is to be incurred, and 200% of the Pro Forma Annual Fixed Charges computed for the twelve
(12) month period commencing with the month during which the indebtedness for borrowed funds is to be incurred.

         (b) The Corporation shall calculate, as of the last day of each calendar quarter, (i) Cash Flow ("HISTORICAL CASH FLOW") for the twelve (12) calendar months ended on the last day of such calendar quarter, (ii) Cash Flow reasonably projected ("PROJECTED CASH FLOW") for the twelve (12) months (the "SUCCEEDING 12 MONTHS") commencing with the month following the last month of such calendar quarter, (iii) Pro Forma Annual Interest Expense for the Succeeding 12 Months, and (iv) Pro Forma Annual Fixed Charges for the Succeeding 12 Months. If either of the Historical Cash Flow or Projected Cash Flow does not equal or exceed both 350% of the Pro Forma Annual Interest Expense for the Succeeding 12 Months and 200% of the Pro Forma Annual Fixed Charges for the Succeeding 12 Months, the Corporation shall thereafter use all available Cash Flow, other than Cash Flow required to be distributed to shareholders to maintain the status of the Corporation as a real estate investment trust under Sections 856 through 860 (or any successor sections) of the Code, to reduce the amount of the Corporation's indebtedness for borrowed money until such time as Historical Cash Flow and Projected Cash Flow both equal or exceed the foregoing amounts, as reflected in the computations under this subparagraph (b) made by the Corporation hereunder as of the last day of a calendar quarter.

    13. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of 1994 Senior Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in these Articles Supplementary (as such Articles Supplementary may be amended from time to time) and in the Corporation's Charter. The share of 1994 Senior Preferred Stock shall have no preemptive or subscription rights.

    14. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

    15. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Preferred Stock set forth in these Articles Supplementary (as such Articles Supplementary may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in these Articles Supplementary (as so amended) which can be given effect without the invalid, unlawful or unenforceable, right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

    16. DEFINITIONS. As used in these Articles Supplementary the terms hereinafter set forth shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of such terms:

         (a) "BENEFICIAL OWNERSHIP" shall mean, with respect to any Person, ownership of shares of 1994 Senior Preferred Stock equal to the sum of (i) the shares of 1994 Senior Preferred Stock directly owned by such Person, (ii) the number of shares of 1994 Senior Preferred Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of 1994 Senior Preferred Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "BENEFICIAL OWNER," "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have the correlative meanings.

         (b) "CASH AVAILABLE FOR DISTRIBUTION" shall have the meaning provided in paragraph 7(d)(iii).

         (c) "CASH FLOW" shall mean the Corporation's earnings before interest, taxes, depreciation and amortization (each determined in accordance with generally accepted accounting principles, consistently applied), less an allowance for capital replacements for multifamily apartment projects beneficially owned by the Corporation of $300 per apartment per year.

         (d) "CHARITABLE BENEFICIARY" shall mean one or more beneficiaries of the Trust as determined pursuant paragraph 8(c), each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         (e) "CLASS A COMMON STOCK" shall mean the Corporation's Class A Common Stock, $.01 par value per share.

         (f) "CLASS B COMMON STOCK" shall mean the Corporation's Class B Common Stock, $.01 par value per share.

         (g) "CLOSING PRICE" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Corporation's Board of Directors.

         (h) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

         (i) "CONVERSION PRICE" shall mean the price per share of Class A Common Stock at which the 1994 Senior Preferred Stock is convertible into Class A Common Stock, which initially shall be an amount equal to 137.5% of the "PRICE TO PUBLIC" set forth on the cover page of the Prospectus, subject to subsequent adjustment as provided in paragraph 7.

         (j)  "CONVERSION RATE" shall have the meaning provided in paragraph
7(b).

         (k)  "CONVERSION RIGHTS" shall have the meaning provided in paragraph
7.

         (l) "CORPORATION'S CHARTER" shall mean the Articles of Amendment and Restatement and all other organizational documents of the Corporation.

         (m)  "DEFICIENCY" shall have the meaning provided in paragraph 2.

         (n)  "DIVIDEND PERIOD" shall have the meaning provided in paragraph 2.

         (o) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (p) "EXCESS TRANSFER" shall have the meaning provided in paragraph 8(c)(i).

         (q) "HISTORICAL CASH FLOW" shall have the meaning provided in paragraph 12(b).

         (r) "INITIAL PUBLIC OFFERING" shall mean the first completed underwritten public offering of Class A Common Stock registered under the Securities Act of 1933, as amended, on a registration statement on Form S-11 filed with the Securities and Exchange Commission.

         (s)  "JUNIOR STOCK" shall have the meaning provided in paragraph 3.

         (t) "MANDATORY REDEMPTION DATE" shall have the meaning provided in paragraph 4.

         (u) "MARKET PRICE" on any date shall mean the Closing Price on the Trading Day immediately preceding such date.

         (v) "MINIMUM MANDATORY REDEMPTION" shall have the meaning provided in paragraph 4.

         (w) "OP UNITS" shall mean units of limited partnership interest in the Operating Partnership.

         (x) "OPERATING PARTNERSHIP" shall mean AIMCO Properties, L.P., a Delaware limited partnership in which the Corporation holds a general partnership interest.

         (y) "OUTSTANDING" shall mean issued and outstanding shares of 1994 Senior Preferred Stock of the Corporation, PROVIDED that for purposes of the application of the Preferred Stock Ownership Limit to any Person, the term "OUTSTANDING" shall be deemed to include the number of shares of 1994 Senior Preferred Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

         (z) "PERSON" shall mean (A) an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (B) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

         (aa) "PREFERRED STOCK OWNERSHIP LIMIT" shall mean 9.8% of the number of the Outstanding shares of 1994 Senior Preferred Stock of the Corporation.

         (bb) "PRO FORMA ANNUAL FIXED CHANGES" shall mean the sum of (i) Pro Forma Annual Interest Expense, and (ii) the aggregate dividends required to be paid on the 1994 Senior Preferred Stock and all other series of the Corporation's Preferred Stock outstanding during the twelve (12) month period for which the Pro Forma Annual Fixed Charges are to be determined.

         (cc) "PRO FORMA ANNUAL INTEREST EXPENSE" shall mean the interest that would be due on the Corporation's actual and projected indebtedness (including the debt to be incurred) for borrowed money for the twelve (12) month period for which the calculation is made, calculated using the following rates of interest:

              (i) For any fixed-rate indebtedness maturing subsequent to December 31, 2002, a rate equal to the highest annual rate of interest specified in the instrument evidencing the indebtedness at which interest accrued during the twelve (12) month period preceding the commencement of the period for which the calculation is made, or will accrue at any time subsequent to the commencement of the period for which the calculation is made, and

              (ii) For all indebtedness for borrowed money other than indebtedness described in the preceding subparagraph (i), an annual rate equal to the greater of (aa) ten percent (10%), or (bb) two percent (2%) in excess of the one-year U.S. Treasury Bill rate in effect on the date of commencement of the period for which the calculation is made.

         (dd) "PROHIBITED TRANSFEREE" shall have the meaning provided in paragraph 8(c)(i).

         (ee) "PROJECTED CASH FLOW" shall have the meaning provided in paragraph 12(b).

         (ff) "PROSPECTUS" shall mean the prospectus which forms a part of the registration statement filed with the Securities and Exchange Commission in connection with the Initial Public Offering, in the form included in the registration statement at the time the registration statement becomes effective; PROVIDED, HOWEVER, if the prospectus is subsequently supplemented or amended for use in connection with the Initial Public Offering, the term "PROSPECTUS" shall mean the prospectus as so supplemented or amended.

         (gg) "RECORD DATE" shall have the meaning provided in paragraph 2.

         (hh) "REDEMPTION PRICE" shall mean $100 per share of the 1994 Senior Preferred Stock, the price per share at which the 1994 Senior Preferred Stock can be redeemed.

         (ii) "REIT" shall mean a "real estate investment trust" as defined in
Section 856 of the Code.
         (jj) "SUCCEEDING 12 MONTHS" shall have the meaning provided in paragraph 12(b).

         (kk) "TRADING DAY" shall mean a day on which the principal national securities exchange on which the 1994 Senior Preferred Stock or Class A Common Stock, as the case may be, is listed or admitted to trading is open for the transaction of business or, if the 1994 Senior Preferred Stock or Class A Common Stock is not listed or admitted to trading on any national securities exchange, Trading Day shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         (ll) "TRANSFER" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of 1994 Senior Preferred Stock (including
(i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of 1994 Senior Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for 1994 Senior Preferred Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of 1994 Senior Preferred Stock). The term "TRANSFERS" and "TRANSFERRED" shall have correlative meanings.

         (mm) "TRUST" shall mean the trust created pursuant to paragraph 8(c).

         (nn) "TRUSTEE" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

         (oo) "VOTING RIGHT" shall have the meaning provided in paragraph
10(c).

    IN WITNESS WHEREOF, Apartment Investment and Management Company has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary this 27th day of July, 1994.


APARTMENT INVESTMENT AND MANAGEMENT COMPANY



By:   /s/ Terry Considine
    ---------------------------------------------
    President and Chief Executive Officer

Witness:  /s/ Peter Kompaniez
         ---------------------------------------------
         Secretary

    THE UNDERSIGNED, the President and Chief Executive Officer of Apartment Investment and Management Company, who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                        /s/ Terry Considine
                                       --------------------------------
                                       President

                                ARTICLES OF AMENDMENT

                                          OF

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY


    Apartment Investment and Management Company, a Maryland corporation, having its principal office within the State of Maryland at 11 East Chase Street, Baltimore, Maryland 21202 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: The Corporation desires to and does hereby amend its Charter as currently in effect, consisting of Articles of Amendment and Restatement filed on July 15, 1994 with the State Department of Assessments and Taxation of the State of Maryland, as hereinafter provided.

    SECOND:  The Charter of the Corporation is hereby amended as follows:

         SECTION 1. REFERENCES TO CLASS A COMMON STOCK. The references to "Class A Common Stock" found in Sections 3.1, 3.2, 3.3, 3.4, 3.4.1(A), 3.4.1(B), 3.4.1(C), 3.4.1(D), 3.4.1(E), 3.4.1(F), 3.4.3(A), 3.4.3(C), 3.4.3(D), 3.4.3(E),
3.4.3(F), 3.4.3(G), 3.4.4, 3.4.5, 3.4.5(A), 3.4.5(B), 3.4.8(A), 3.4.8(B),
3.4.8(C) and 3.4.9 of Article IV of the Charter are amended, each place they appear, to be references to "Common Stock."

         SECTION 2. AMENDMENT TO ARTICLE IV, SECTION 3.4.1(G). Section 3.4.1(G) of Article IV of the Charter is amended to read in full as follows:

              (G) SEVERABILITY ON VOID TRANSACTIONS. A Transfer of a share of Common Stock that is null and void under Sections 3.4.1(B),
    (C), (D), (E) or (F) of this Article IV because it would, if effective, result in (i) the ownership of Common Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Common Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution), (iii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iv) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Common Stock in the same or any other related transaction.

         SECTION 3.  AMENDMENT TO ARTICLE IV, SECTION 3.4.2.  Section 3.4.2 of
Article IV of the Charter is amended to read in full as follows:

              3.4.2 REMEDIES FOR BREACH. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 3.4.1 of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Common Stock in violation of Section 3.4.1 of this Article IV (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Common Stock acquired in violation of
    Section 3.4.1 of this Article IV or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; PROVIDED, HOWEVER, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 3.4.1 of this Article IV, regardless of any action (or non-action) by the Board of Directors of such committee,
    (a) shall be void AB INITIO or (b) shall automatically result in the transfer described in Section 3.4.3 of this Article IV; PROVIDED, FURTHER, that the provisions of this Section 3.4.2 shall be subject to the provisions of Section 3.4.12 of this Article IV.

         SECTION 4. AMENDMENT TO ARTICLE IV, SECTION 3.4.8. The following paragraph is added to Section 3.4.8 of Article IV of the Charter:

              (D) OWNERSHIP AND TRANSFERS BY THE CMO TRUSTEE. The Ownership Limit shall not apply to the initial holding of Common Stock by the "CMO Trustee" (as that term is defined in the "Glossary" to the Prospectus) for the benefit of "HF Funding Trust" (as that term is defined in the "Glossary" to the Prospectus) or to any transfer or assignment of all or any part of the legal or beneficial interest in the Common Stock to the CMO Trustee, "FSA" (as that term is defined in the "Glossary" to the Prospectus), any entity controlled by FSA, or any direct or indirect creditor of HF Funding Trust (including without limitation any reinsurer of any obligation of HF Funding Trust).

         SECTION 5.  AMENDMENT TO ARTICLE IV, SECTION 4.  The following Section
4.23 is added to Article IV of the Charter:

              4.23 PROSPECTUS. The term "PROSPECTUS" shall mean the prospectus that forms a part of the registration statement filed with the Securities and Exchange Commission in connection with the Initial Public Offering, in the form included in the registration statement at the time the registration statement becomes effective; PROVIDED, HOWEVER, that, if such prospectus is subsequently supplemented or amended for use in connection with the Initial Public Offering, "PROSPECTUS" shall refer to such prospectus as so supplemented or amended.

                                     * * * * * *

         THIRD: The Board of Directors of the Corporation by a unanimous consent in writing in lieu of a meeting under Section 2-408 of the Maryland General Corporation Law, dated as of July ___, 1994, adopted a resolution that set forth the foregoing amendment to the Articles of Amendment and Restatement declaring that the said amendment to the Articles of Amendment and Restatement was advisable and directing that it be submitted for action thereon by the shareholders by a unanimous consent in writing in lieu of a meeting under
Section 2-505 of the Maryland General Corporation Law.

         FOURTH: Notice of a meeting of shareholders to take action on the Articles of Incorporation was waived by all shareholders of the Corporation.

         FIFTH: The Articles of Amendment and Restatement of the Corporation as hereinabove set forth was approved by the unanimous consent in writing of the shareholders of the Corporation on July 15, 1994.

         IN WITNESS WHEREOF, Apartment Investment and Management Company has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on July 15, 1994.

                                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY



                                  By:   /s/  TERRY CONSIDINE
                                     ----------------------------------------
                                     Terry Considine
                                     President



Attest:

  /s/  PETER KOMPANIEZ
-------------------------------
Peter Kompaniez
Secretary

                           OFFICER'S CERTIFICATION


     I, Terry Considine, President of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, hereby acknowledge the foregoing Articles of Amendment of Apartment Investment and Management Company to be the act of Apartment Investment and Management Company, and to the best of my knowledge, information and belief, these matters and facts are true in all material respects, and my statement is made under penalties for perjury.


                                            /s/  TERRY CONSIDINE
                                            ----------------------------------
                                            Terry Considine
                                            President
                                            APARTMENT INVESTMENT AND MANAGEMENT
                                            COMPANY

                                ARTICLES OF AMENDMENT
                                          OF
                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY



    Apartment Investment and Management Company, a Maryland corporation, having as principle office within the State of Maryland at 11 East Chase Street, Baltimore City, Maryland 21202 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: The Corporation desires to and does hereby amend its Charter as current in effect, consisting of Articles of Amendment and Restatement filed on July 15, 1994 with the State Department of Assessments and Taxation of the State of Maryland (the "DEPARTMENT") two Articles of Amendment and one Articles Supplementary filed with the Department on July 28, 1994 (together, the "CHARTER"), as hereinafter provided.

    SECOND: The Board of Directors of the Corporation by a unanimous consent in writing in lieu of a meeting under Section 2-408 of the Maryland General Corporation Law, dated as of July 28, 1994, adopted a resolution that set forth this amendment to the Articles of Amendment and Restatement declaring that this amendment to the Articles of Amendment and Restatement was advisable and directing that it be submitted for action thereon by the shareholders by a unanimous consent in writing in lieu of a meeting under Section 2.505 of the Maryland General Corporation Law. Notice of a meeting of shareholders to take action on the Articles of Amendment was waived by all shareholders of the Corporation. The Articles of Amendment of the Corporation as herein set forth was approved by the unanimous consent in writing of the shareholders of the Corporation on July 28, 1994.

    THIRD: The Charter of the Corporation is hereby amended by amending and restating in their entirety the terms of the 1994 Cumulative Convertible Senior Preferred Stock ("1994 SENIOR PREFERRED STOCK"), par value $.01 per share, as set forth in the Articles Supplementary filed July 28, 1994, to read as follows:

    1. Ranking. The shares of the 1994 Senior Preferred Stock shall rank senior to the Corporation's Class A Common Stock, the Corporation's Class B Common Stock, and all other series and classes of Preferred Stock issued by the Corporation, and all other capital stock of the Corporation with respect to the payment of dividends and upon liquidation, dissolution, winding-up, redemption or otherwise.

    2. Dividends. The holders of the Shares of the 1994 Senior Preferred Stock shall be entitled to receive dividends thereon when and as declared by the Board of Directors of this Corporation, out of funds legally available therefor at the annual rate of $7.6035 per share. Dividends on the 1994 Senior Preferred Stock shall be payable quarterly in the amount of $l.900875 per share on the last day of September, December, March and June of each year commencing September 30, 1994, PROVIDED, HOWEVER, that the quarterly dividend payable per share with respect to the quarter ended September 30, 1994 shall be $1.322350 per share. The period between the date of issuance of the 1994 Senior Preferred Stock and September 30, 1994 and the quarterly period between consecutive dates for payment of dividends shall hereinafter be referred to as a "DIVIDEND PERIOD." The obligations of the Corporation to pay dividends on the 1994 Senior Preferred Stock pursuant to the provisions of this paragraph 2 shall accrue (whether or not declared) and be cumulative from and including the date on which each such share is issued. Dividends shall be payable to the holders of record as they shall appear on the stock register of the Corporation on the 15th day of the calendar month preceding the month in which a dividend is declared (the "RECORD DATE").

    If the full amount required to be paid as aforesaid shall not have been paid, whether or not earned or declared, or a sum sufficient for the payment thereof set apart, all the dividends required to be so paid but not paid (the "DEFICIENCY") shall earn and accrue interest, effective as of the first day of the Dividend Period following the Dividend Period in which the dividend was to be paid and continuing until the full amount of the Deficiency, plus all accrued interest thereon, shall have been paid in full, at a per annum rate of 7.6035%, compounded quarterly. All payments of dividends made on the 1994 Senior Preferred Stock shall be applied first to the reduction of all accrued but unpaid interest on the Deficiency, second to the reduction of the Deficiency and third to the payment of all accrued but unpaid dividends on the 1994 Senior Preferred Stock other than the Deficiency. Reference to accrued or cumulative dividends hereunder shall be deemed for all purposes to include all amounts of Deficiency and all such accrued but unpaid interest thereon.

    3. Priority as to Dividends. No dividends or other distributions (other than dividends or other distributions payable in Class A Common Stock or in another stock ranking, with respect to the payment of dividends and upon liquidation, winding-up, redemption or otherwise, junior to the 1994 Senior Preferred Stock) shall be declared or paid or set apart for payment on the Class A Common Stock, the Class B Common Stock, any other series or class of Preferred Stock or capital stock of any other class which, in either case, ranks, as to dividends and upon liquidation, dissolution, winding-up, redemption or otherwise, junior to the 1994 Senior Preferred Stock ("JUNIOR STOCK") for any period, unless at the time of such declaration or payment or setting apart for payment (i) full cumulative dividends have been or simultaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment on the 1994 Senior Preferred Stock on or prior to the date of payment of such dividends on Junior Stock, (ii) an amount equal to the dividends accrued on the 1994 Senior Preferred Stock as of the date of each proposed distribution or payment on the Junior Stock has been declared and set apart in cash for payment on the 1994 Senior Preferred stock, and (iii) any redemption payment required to be made pursuant to paragraphs 4, 5 6 or 7 hereof on or prior to the date of payment of such dividends on Junior Stock shall have been paid or a sum sufficient for the payment thereof set apart for such payment.

    4.   Mandatory Redemption.  On each of June 30, 2000, June 30, 2001 and
June 30, 2002, or if any such day is not a business day, the next succeeding business day (each a "MANDATORY REDEMPTION DATE") the Corporation shall redeem an aggregate of 322,000 shares (the "MINIMUM MANDATORY REDEMPTION") of the 1994 Senior Preferred Stock, The per share redemption price shall be $100 plus all accrued and unpaid cumulative dividends thereon (whether or not declared) to the date of such redemption; PROVIDED, HOWEVER, that if the redemption price is not paid on such Mandatory Redemption Date, the unpaid redemption price shall bear Interest thereafter at a rate per annum equal to 9.6035%, until paid in full. Any shares that are optionally redeemed by the Corporation pursuant to paragraph 5 hereof prior to June 30, 2001 shall be counted first towards the Minimum Mandatory Redemption required on June 30, 2001 and second towards the Minimum Mandatory Redemption required on June 30, 2002 reducing share for share the Minimum Mandatory Redemption required on each such date. Optional redemptions done after June 30, 2001 shall be counted towards the Minimum Mandatory redemption Required on June 30, 2002, reducing share for share the Minimum Mandatory Redemption required on such date.

    5. Optional Redemptions. The Corporation shall have the option at any time on and after (but not before) June 30, 2000 to redeem any or all outstanding shares of the 1994 Senior Preferred Stock, but only in increments of 1,000 shares, by payment of a redemption price per share of $100, plus all accrued and unpaid cumulative dividends on the shares so redeemed (whether or not declared) to the date of such redemption.

    6.   Manner and Effect of Redemptions.

         (a) Notice of any proposed redemption of shares of the 1994 Senior Preferred Stock shall be given by the Corporation to each holder of the 1994 Senior Preferred Stock by mailing a copy of such notice in the case of a redemption pursuant to paragraph 4 hereof not less than 30 nor more than 60 days and, in the event of an optional redemption pursuant to paragraph 5 hereof, not less than 90 nor more than 135 days prior to the date fixed for such redemption to each holder of record of the outstanding shares of the 1994 Senior Preferred Stock at their respective addresses appearing on the books of the Corporation. Said notice shall specify (i) the number of shares called for redemption, (ii) the redemption price, (iii) the details of the calculations used to determine the amount of and the accrued interest payable with respect of such redemption, if any, and (iv) the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed. Notice of redemption having been so given, the redemption price per the number of shares specified in such notice, together with all accrued interest shall be due and payable on the date fixed for such redemption.

         (b) If the funds of the Corporation legally available for the redemption of all shares of the 1994 Senior Preferred Stock to be redeemed pursuant to paragraph 4 hereof are insufficient to redeem the total number of outstanding shares of the 1994 Senior Preferred Stock required to be redeemed, such funds will be used promptly, and redemptions pursuant to paragraph 4 shall be made ratably among holders of such shares, and in any event, within 30 days after sufficient funds become legally available, to redeem the balance of such required to be redeemed, such funds as are then legally available shall be applied to the redemption of such shares required to be redeemed and the payment of interest accrued thereon in accordance herewith until all such shares have been redeemed and all such accrued and unpaid interest has been paid.

         (c) If less than all of the shares of the 1994 Senior Preferred Stock are to be redeemed on a given date pursuant to the provisions hereof, the Corporation shall redeem from each holder of 1994 Senior Preferred Stock required that number of whole shares of the 1994 Senior Preferred stock then held by each holder of shares of 1994 Senior Preferred Stock that bears the same proportion to the total number of such shares to be redeemed as the total number of shares of the 1994 Senior Preferred Stock then held by such holder bears to the total number of shares of the 1994 Senior Preferred stock then outstanding.

         (d) Notwithstanding anything herein to the contrary, the Corporation may not at any time redeem less than all of the 1994 Senior Preferred Stock outstanding unless all accrued and unpaid dividends payable on or prior to the date of redemption shall have been paid (or are paid concurrently with the redemption) on all then outstanding shares of the 1994 Senior Preferred Stock.

         (e) Dividends will cease to accrue on the shares of the 1994 Senior Preferred Stock on the date fixed for their redemption (unless the Corporation defaults on the payment of the redemption price). In addition, on and after the redemption date, all rights of the holders of the shares of the 1994 Senior Preferred Stock called for redemption shall terminate except the right to receive the redemption price (unless the Corporation defaults on the payment of the redemption price).

         (f) All shares of the 1994 Senior Preferred Stock which shall have been redeemed, purchased or otherwise acquired by the Corporation pursuant to the provisions hereof, shall be cancelled and shall not be reissued at shares of the 1994 Senior Preferred Stock, but shall have the status of authorized but unissued shares of Preferred Stock of the Corporation.

    7. Conversion Rights. The holders of shares of the 1994 Senior Preferred Stock shall have the following conversion rights (the "CONVERSION RIGHTS"):

         (a) Right to Convert. Each share of the 1994 Senior Preferred Stock shall be convertible, at any time or from time to time, at the option of the holder thereof, into fully paid and nonassessable shares of Class A Common Stock, at the Conversion Rate in effect at the time of conversion; PROVIDED, HOWEVER, that the conversion rights provided herein are limited absolutely and in their entirety by the restrictions on ownership and transfer of Class A Common Stock as set forth as of the date of issuance of the 1994 Senior Preferred Stock in the Corporation's Charter; PROVIDED, FURTHER, however, that the conversion rights provided herein expire as to those shares of the 1994 Senior Preferred Stock to be redeemed pursuant to paragraph 4 or 5 hereof, fifteen (15) calendar days prior to the applicable redemption date (but are reinstated if the redemption does not occur).

         (b) Conversion Rate; Payment of Accrued Dividends. Each share of the 1994 Senior Preferred Stock shall be convertible into that number of shares of Class A Common Stock which results from dividing the Redemption Price by the Conversion Price (as both terms are defined in paragraph 16) in effect at the time of conversion (the "CONVERSION RATE"). If a holder of 1994 Senior Preferred Stock shall, upon conversion thereof into Class A Common Stock pursuant hereto, be entitled to receive an aggregate number of shares that shall include a fractional share, the Company may elect, at its option, to round that fractional share up or down to the nearest whole share. The Conversion Price shall be subject to adjustment from time to time as provided below. Upon conversion, the Corporation shall pay to the holder thereof, out of legally available funds therefor, all accrued but unpaid cumulative dividends on the shares of 1994 Senior Preferred Stock so converted (whether or not declared) to the date of such conversion. If the funds of the corporation legally available for the payment of all such dividends on the 1994 Senior Preferred Stock to be converted are insufficient to pay all such dividends so required, such funds will be used promptly, and dividend payments shall be made ratably among such holders of such shares of the 1994 Senior Preferred Stock and, in any event, within 30 days after such funds become legally available, to pay the balance of such dividends, or such portion thereof for which funds are then legally available on the basis set forth above. All accrued but unpaid dividends on the shares of 1994 Senior Preferred Stock so converted not paid upon conversion, shall bear interest thereafter at a rate per annum equal to 9.6033%, until paid in full.

         (c) Mechanics of Conversion. Before any holder of shares of the 1994 Senior Preferred Stock shall be entitled to convert shares of the 1994 Senior Preferred Stock into shares of Class A Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the shares of the 1994 Senior Preferred Stock or Class A Common Stock, and shall give notice to the Corporation at such office that such holder elects to convert the shares of the 1994 Senior Preferred Stock and shall state therein the number of shares of the 1994 Senior Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the 1994 Senior Preferred Stock to be converted, and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date.

         (d) Adjustments. The Conversion Price and the number of shares of Class A Common Stock issuable upon the conversion of each share of 1994 Senior Preferred Stock shall be subject to adjustment from time to time as provided herein.

              (i) Adjustment Upon Dividend, Distribution, Subdivision, Combination or Reclassification. In case this Corporation shall at any time after the date of the Initial Public Offering (i) pay a dividend in shares of Class A Common Stock or make a distribution in shares of Class A Common Stock, (ii) subdivide the outstanding shares of Class A Common Stock, (iii) combine the outstanding shares of Class A Common Stock, or
    (iv) issue any shares of its capital stock or other securities by reclassification of the Class A Common Stock, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that each holder of shares of 1994 Senior Preferred Stock converted after such time shall be entitled to receive the aggregate number and kind of Class A Common Stock or other securities of this Corporation which, if such shares of 1994 Senior Preferred Stock had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successfully whenever any event listed above shall occur.

              (ii) Issuance of Rights, Options and Warrants. If after the Initial Public Offering this Corporation issues any rights, options or warrants to all holders of its Class A Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Class A Common Stock (or securities convertible into or exchangeable for shares of Class A Common Stock) at a price per share less than the current market price per share on that record date, the Conversion Price shall be adjusted in accordance with the formula:

where

    C   =     the adjusted Conversion Price

    C   =     the then current Conversion Price

    O   =     the number of shares of Class A Common Stock outstanding on the record date.

    N   =     the number of additional shares of Class A Common Stock offered or initially issuable upon conversion or exchange of the convertible or exchangeable securities offered.

    P   =     the offering price or conversion price or exchange price per share of the additional shares.

    M  =      the current market price per share of Class A Common Stock on the record date.  SEE paragraph 7(d)(vii).

         The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If all of the shares of Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock subject to such rights, option or warrants have not been issued when such rights, option or warrants expire, then the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares of Class A Common Stock actually issued upon the exercise of such rights, options or warrants or initially issuable based upon the number of convertible securities or exchangeable securities issued upon the exercise of such rights or warrants.

              (iii) Distribution of Assets and Debt Securities. If after the Initial Public Offering this Corporation distributes to all holders of its Class A Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of this Corporation (including shares of Class A Common Stock), the Conversion Price shall be adjusted in accordance with the formula:

                             C    C (M F)
                                    -----
                                      M


where

    C1  =     the adjusted Conversion Price.

    C   =     the then current Conversion Price.

    M  =      the current market price per share of Class A Common Stock on the record date mentioned below.  SEE paragraph 7(d)(viii).

    F   =     the fair market value on the record date of the assets,
              securities, rights or warrants applicable to one share of Class A
              Common Stock. The Board of Directors shall determine, in good faith, such fair market value, which determination shall be conclusive.

    This subparagraph does not apply to any rights, options or warrants referred to in paragraph 7(d)(ii).

         This subparagraph does not apply to any cash dividend or cash distribution paid in respect of Class A Common Stock provided that the sum of all cash dividends or cash distributions paid in respect of Class A Common Stock and OP Units during the twelve (12) month period ending on the day of such distribution, does not exceed 100% of Cash Available for Distribution for such twelve (12) month period. "CASH AVAILABLE FOR DISTRIBUTION" shall mean "Funds from Operations" (as that term is defined in the "Glossary" of the Prospectus but computed at the Operating Partnership's level) minus (i) the amount of the dividend on the 1994 Senior Preferred Stock accrued during such twelve (12) month period, whether or not declared or paid, and (ii) an annual reserve for capital replacements of $300 per apartment unit for the weighted average number of apartment units owned by the Company during the twelve (12) month period. By way of example, Cash Available for Distribution for the twelve (12) month period ending June 15, 1995 as set forth in the Prospectus is projected on a PRO FORMA basis to be $18,476,000.

              (iv) Issuance of Discounted Shares. If after the Initial Public Offering this Corporation issues shares of Class A Common Stock for a consideration per share less than the current market price per share on the date this Corporation fixes the offering price of each additional shares, the Conversion Price shall be adjusted in accordance with the formula:

where

    C   =     the adjusted Conversion Price.

    C   =     the then current Conversion Price.

    O   =     the number of shares of Class A Common Stock outstanding
              immediately prior to the issuance of each additional shares.

    P   =     the aggregate consideration received for the issuance of such additional shares.

    M   =     the current market price per share of Class A Common Stock on the date of issuance of such additional shares.  SEE paragraph
              7(d)(vii).

    A   =     the number of shares outstanding immediately after the issuance of such additional shares.

    The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

    This paragraph does not apply to (i) any of the transactions described in paragraphs 7(d) (ii) or 7(d)(iii), (ii) the conversion or exchange of Class B Common Stock, 1994 Senior Preferred Stock, or other securities convertible or exchangeable for Class A Common Stock, (iii) Class A Common Stock issued by this Corporation upon, and as consideration for, the purchase of OP Units, (iv) Class A Common Stock issued to the Corporation's employees (other than upon the exercise of options of the type referred to in clause (v) below) under BONA FIDE employee benefit plans adopted by the Board of Directors, if such Class A Common Stock would otherwise be covered by this subparagraph, (v) Class A Common Stock issued upon the exercise of options granted to employees with an exercise price equal to at least 85% of the fair market value of the Class A Common Stock at the time that such options were granted, (vi) Class A Common Stock issued to stockholders of any Person that merges into this Corporation, or with a subsidiary of this Corporation, in proportion to their stock holdings in such Person immediately prior to such merger, upon such merger, (vii) Class A Common Stock issued in a BONA FIDE public offering pursuant to a firm commitment or best efforts underwriting, or (viii) Class A Common Stock issued in a BONA FIDE private placement through a placement agent that is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Class A Common Stock, as determined in good faith by the Board of Directors, shall exceed 10% of the then current market price).

              (v) Issuance of Convertible Discounted Securities. If after the Initial Public Offering this Corporation issues any securities convertible into or exchangeable for Class A Common Stock (other than securities issued in transactions described in paragraphs 7(d)(ii) or 7(d)(iii)) for a consideration per share of Class A Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share of Class A Common Stock on the date of issuance of such securities, the Conversion Price shall be adjusted in accordance with the formula:


                      C C    (0   P)
                                 ---
                                  M
                             -------
                              O   D


where

    C'   =    the adjusted Conversion Price.

    C    =    the then current Conversion Price.

    O    =    the number of shares of Class A Common Stock outstanding
              immediately prior to the issuance of such securities.

    P    =    the aggregate consideration received for the issuance of such securities.

    M    =    the current market price per share of Class A Common Stock on the date of issuance of such securities.  SEE paragraph 7(d)(vii).

    D    =    the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

    The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Class A Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Conversion Price shall promptly be readjusted to the conversion price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Class A Common Stock issued upon conversion or exchange of such securities.

    This subparagraph does not apply to (i) convertible securities issued to stockholders of any Person which merges into this Corporation, or with a subsidiary of this Corporation, in proportion to their stock holdings in such Person immediately prior to such merger, upon such merger, (ii) convertible securities issued in a BONA FIDE public offering pursuant to a firm commitment or best efforts underwriting, or (iii) convertible securities issued in a BONA FIDE private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of Class A Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a Board resolution, shall exceed 10% of the then current market price).

              (vi) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph
7) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person then, each share of the 1994 Senior Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Class A Common Stock issuable upon such conversion prior to consummation of such reorganization, merger, consolidation or sale, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such reorganization, merger, consolidation or sale by a holder of that number of shares of Class A Common Stock into which one share of the 1994 Senior Preferred Stock was convertible immediately prior to such reorganization, merger, consolidation or sale (including, on a PRO RATA basis, the cash, securities or property received by holders of Class A Common Stock in any tender or exchange offer that is a step in such transaction). In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 7 with respect to the rights of the holders of the shares of the 1994 Senior Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph 7 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the shares of the 1994 Senior Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

              (vii) Computation of Consideration. For purposes of any computation respecting consideration received pursuant to paragraphs 7(d)(iv) and 7(d)(v), the following shall apply:

              (1) in the case of the issuance of shares of Class A Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by this Corporation for any underwriting of the issue or otherwise in connection therewith;

              (2) in the case of the issuance of shares of Class A Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution; and

              (3) in the case of the issuance of securities convertible into or exchangeable for shares of Class A Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by this Corporation for the issuance of such securities plus the additional minimum consideration if any, to be received by this Corporation upon the conversion for exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subparagraph).

              (viii) Computation of Current Market Price. For the purpose of any computation hereunder, the current market price per share of Class A Common Stock on any date shall be deemed to be the average of the Closing Prices for fifteen (15) consecutive Trading Days commencing thirty (30) Trading Days before that date. However, if the Class A Common Stock is not publicly listed or publicly traded, current market price shall mean the fair market value per share of Class A Common Stock, as determined in good faith by the Board of Directors, based on the opinion of an independent investment banking firm.

              (ix)    Exceptions.

                      (1) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 7 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. The Conversion Price shall not be adjusted upward except in the event of a combination of the outstanding shares of Class A Common Stock into a smaller number of shares of Common Stock or in the event of a readjustment of the Conversion Price pursuant to paragraphs 7(d)(ii) or 7(d)(v).

                      (2) No adjustment need be made for rights to purchase Class A Common Stock pursuant to a plan for reinvestment of dividends or interest.

                      (3) No adjustment need be made for a change in the par value or no par value of the Class A Common Stock.

              (x) Notice. Whenever the Conversion Price is adjusted or reduced, the Corporation shall promptly mail, at least 12 days prior to the record date of the distribution triggering the adjustment or reduction, to holders of the 1994 Senior Preferred Stock and file with the transfer agent therefor a notice of the adjustment or reduction and, in the case of an adjustment, file with the transfer agent for the 1994 Senior Preferred Stock an officer's certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

              (xi)    Fractional Shares.  No fractional shares of Class A
Common Stock shall be issued upon conversion of the shares of the 1994 Senior Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Class A Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

              (xii) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the 1994 Senior Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 1994 Senior Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the 1994 Senior Preferred Stock, the Corporation will take such corporate and other action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

              (xiii) Discretionary Adjustments. The Board of Directors may (but shall not be required to) make such adjustments in the Conversion Price, in addition to those required hereunder, as shall be determined by the Board of Directors, as evidenced by a Board resolution, to be advisable in order that any event that would otherwise be treated for federal income tax purposes as a dividend of stock or stock rights will, to the extent practicable, not be so treated or not be taxable to the recipients.

              (xiv) Ambiguity. The Board of Directors may interpret the provisions of this paragraph to resolve any inconsistency or ambiguity which may arise or be revealed in connection with the adjustment procedures provided for herein, and if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors may, in appropriate circumstances, authorize the filing of additional articles supplementary or a certificate of designation.

    8. Restrictions on Ownership and Transfer. The Beneficial Ownership and Transfer of the 1994 Senior Preferred Stock shall be subject to the restrictions set forth in this paragraph 8.

         (a)  Restrictions.

              (i) Limitation on Beneficial Ownership. Except as provided in paragraph 8(h), from and after the date of the Initial Public Offering, no Person shall Beneficially Own shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit.

              (ii) Transfers in Excess of Preferred Stock Ownership Limit. Except as provided in paragraph 8(h), from and after the date of the Initial Public Offering (and subject to paragraph 8(k)), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the New York Stock Exchange or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person Beneficially Owning shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit shall be void AB INITIO as to the Transfer of such shares of 1994 Senior Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Preferred Stock Ownership Limit, and the intended transferee shall acquire no rights in such shares of 1994 Senior Preferred Stock.

              (iii) Transfers Resulting in "Closely Held" Status. From and after the date of the Initial Public Offering, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of
Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void AB INITIO as to the Transfer of shares of 1994 Senior Preferred Stock that would cause the Corporation (i) to be "closely held" within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of 1994 Senior Preferred Stock.

              (iv) Severability on Void Transactions. A Transfer of a share of 1994 Senior Preferred Stock that is null and void under subparagraph (i),
(ii) or (iii) because it would, if effective, result in (i) the ownership of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit,
(ii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of 1994 Senior Preferred Stock in the same or any other related transaction.

         (b) Remedies for Breach. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of paragraph 8(a) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of 1994 Senior Preferred Stock in violation of paragraph 8(a) hereof (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of 1994 Senior Preferred Stock acquired in violation of paragraph 8(a) hereof or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; PROVIDED, HOWEVER, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of paragraph 8(a), regardless of any action (or non action) by the Board of Directors of such committee, (a) shall be void AB INITIO or (b) shall automatically result in the transfer described in paragraph 8(c) hereof; PROVIDED, FURTHER, that the provisions of this paragraph 8(b) shall be subject to the provisions of paragraph 8(k) hereof.

         (c)  Transfer in Trust.

              (i) Establishment of Trust. If, notwithstanding the other provisions contained in this paragraph 8, at any time after the date of the Initial Public Offering there is a purported Transfer (an "EXCESS TRANSFER") (whether or not such Transfer is the result of transactions entered into through the facilities of the New York Stock Exchange or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of 1994 Senior Preferred Stock, Class A Common Stock or Class B Common Stock) or other event such that any Person would Beneficially Own shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit (in any such event, the Person that would Beneficially Own shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit is referred to as a "PROHIBITED TRANSFEREE"), then, except as otherwise provided in paragraph 8(h) hereof, such shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the date of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Preferred Stock Ownership Limit.

              (ii) Appointment of Trustee. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

              (iii) Status of Shares Held by Trustee. Shares of 1994 Senior Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in paragraph 8(c)(v) hereof, the Prohibited Transferee shall have no rights in the 1994 Senior Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

              (iv) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends with respect to shares of 1994 Senior Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of 1994 Senior Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void AB INITIO with respect to such shares of 1994 Senior Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of 1994 Senior Preferred Stock have been transferred to the Trustee will be rescinded as AB INITIO and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary.
The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Preferred Stock Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of 1994 Senior Preferred Stock for the benefit of the Charitable Beneficiary.

              (v) Restrictions on Transfer. The Trustee of the Trust may transfer the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the Preferred Stock Ownership Limit. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this paragraph 8(c)(v). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this paragraph 8(c)(v) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the 1994 Senior Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such 1994 Senior Preferred Stock on behalf of the Corporation.

              (vi)    Purchase Right in Stock Transferred to the Trustee.
Shares of 1994 Senior Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

              (vii) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of 1994 Senior Preferred Stock held in the Trust would not violate the Preferred Stock Ownership Limit in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         (d) Notice of Restricted Transfer. Any Person that acquires or attempts to acquire shares of 1994 Senior Preferred Stock in violation of paragraph 8(a), or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under paragraph 8(c), shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

         (e) Owners Required to Provide Information. From and after the date of the Initial Public Offering certain record and Beneficial Owners and transferees of shares of 1994 Senior Preferred Stock will be required to provide certain information as set out below.

              (i) Annual Disclosure. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of 1994 Senior Preferred Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of 1994 Senior Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of 1994 Senior Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the 1994 Senior Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (a) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (b) ensure compliance with the Preferred Stock Ownership Limit. Each shareholder of record, including without limitation any Person that holds shares of 1994 Senior Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this paragraph 8(e) from the Beneficial Owner

              (ii) Disclosure at the Request of the Corporation. Any Person that is a Beneficial Owner of shares of 1994 Senior Preferred Stock and any Person (including the shareholder of record) that is holding shares of 1994 Senior Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Preferred Stock Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of 1994 Senior Preferred Stock already Beneficially Owned by such shareholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

         (f) Remedies Not Limited. Nothing contained in this paragraph 8 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of paragraph 8(k) hereof) (i) to protect the Corporation and the interests of its shareholders in the preservation of the Corporation's status as a REIT and (ii) to insure compliance with the Preferred Stock Ownership Limit: PROVIDED, HOWEVER, that the Board of Directors may not exercise such authority in a manner that interferes with any ownership or transfer of the 1994 Senior Preferred Stock that is expressly authorized pursuant to paragraph 8(h)(ii) hereof.

         (g) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this paragraph 8, or in the case of an ambiguity in any definition contained in paragraph 16 hereof, the Board of Directors shall have the power to determine the application of the provisions of this paragraph 8 with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

         (h)  Waiver of Preferred Stock Ownership Limit.

              (i) In General. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Preferred Stock Ownership Limit to a Person subject to the Preferred Stock Ownership Limit, if such person is not an individual for purpose of Section 542(a) of the Code and is a corporation, partnership, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

              (ii)    Ownership and Transfers by the CMO Trustee.  The
Preferred Stock Ownership Limit shall not apply to the initial holding of the 1994 Senior Preferred Stock by the "CMO Trustee" (as that term is defined in the "Glossary" to the Prospectus) for the benefit of "HF Funding Trust" (as that term is defined in the "Glossary" to the Prospectus) or to any transfer or assignment of all or any part of the legal or beneficial interest in the 1994 Senior Preferred Stock to the CMO Trustee, "FSA" (as that term is defined in the "Glossary" to the Prospectus), any entity controlled by FSA, or any direct or indirect creditor of HF Funding Trust (including without limitation any reinsurer of any obligation of HF Funding Trust).

         (i) Legend. Each certificate for 1994 Senior Preferred Stock shall bear the following legend:

         "The shares of 1994 Senior Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit with certain further restrictions and exceptions set forth in the Articles Supplementary relating to the 1994 Senior Preferred Stock (the `Articles Supplementary'). Any Person that attempts to Beneficially Own shares of 1994 Senior Preferred Stock in excess of the Preferred Stock Ownership Limit must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Articles Supplementary, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder that so requests. If the restrictions on transfer are violated, the shares of 1994 Senior Preferred Stock represented hereby will be either (a) void in accordance with the Articles Supplementary or (b) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

         (j) Severability. If any provision of this paragraph 8 or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         (j) Board of Directors Discretion. Anything in this paragraph 8 to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Preferred Stock Ownership Limit in the event of a change in law.

         (k) Settlement. Nothing in this paragraph 8 shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or other securities exchange or an automated inter-dealer quotation system.

    9. Right of First Refusal. No holder of shares of 1994 Senior Preferred Stock shall transfer the shares (other than as contemplated by paragraph 8(h)(ii) hereof) unless the Corporation shall have been given prior written notice of such proposed transfer and 60 days in which to acquire, or arrange for another party designated by the Corporation to acquire, the 1994 Senior Preferred Stock subject to the proposed transfer on the same terms as the proposed transfer. No holder of shares of 1994 Senior Preferred Stock shall transfer the shares to any person or entity if, as a result of the transfer to such person or entity, the Corporation shall fail to qualify as a real estate investment trust under Sections 856 through 860 (or any successor sections) of the Code.

    10.  Voting Rights.

         (a) In addition to such other rights as may be required by law, the holders of the issued and outstanding shares of 1994 Senior Preferred Stock shall at all times have the right, voting together as a separate class at each annual election of directors, to elect one director on the Board of Directors. On all matters upon which holders of 1994 Senior Preferred Stock are entitled to vote, or give their consent, each such holder shall be entitled to one (1) vote for each share of 1994 Senior Preferred Stock held by such holder.

         (b) The Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the shares of 1994 Senior Preferred Stock at the time outstanding, voting separately as a class,
(i) amend, modify or supplement the Corporation's Charter in a manner which would adversely affect the rights, preferences, privileges or powers of, or limitations on, 1994 Senior Preferred Stock contained in the Corporation's Charter, including without limitation these Articles Supplementary, or
(ii) issue or sell any capital stock of any series or class of capital stock which ranks on a parity with, or senior to, the 1994 Senior Preferred Stock with respect to redemption or the payment of dividends or upon liquidation, dissolution, winding-up, redemption or otherwise, except the sale of the 1994 Senior Preferred Stock.

         (c) Holders of issued and outstanding shares of 1994 Senior Preferred Stock shall be entitled to the following additional voting rights (each a "VOTING RIGHT") which shall vest upon the occurrence of the conditions set forth below: (x) if and so long as dividends on 1994 Senior Preferred Stock for [two consecutive] [any] Dividend Period[s] shall be in arrears and shall not have been fully paid or shall not have been declared and a sum sufficient for the payment thereof set aside on all shares of 1994 Senior Preferred Stock at the time outstanding, then the holders of 1994 Senior Preferred Stock shall have, in addition to the other voting rights set forth herein, the right (but not the obligation) voting separately as a class, to elect one director on the Corporation's Board of Directors in addition to the director referred to in paragraph 10(a); (y) if and so long as the Corporation shall have failed to redeem the applicable Minimum Mandatory Redemption on or before the Mandatory Redemption Dates, as set forth in paragraph 4, then the holders of 1994 Senior Preferred Stock shall have, in addition to the other voting rights set forth herein, the right (but not the obligation) voting separately as a class, to elect a majority of the directors on the Corporation's Board of Directors.

              (i) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of 1994 Senior Preferred Stock, called as hereinafter provided, by written consent or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of 1994 Senior Preferred Stock pursuant to applicable provisions of Maryland law.

              (ii) At any time when such voting rights shall have vested in the holders of 1994 Senior Preferred Stock, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of any holder of record of 1994 Senior Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of 1994 Senior Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation; PROVIDED, HOWEVER, that the Secretary shall not be required to call any such special meeting in the case of any request therefor received less than 90 days prior to the date fixed for any annual meeting of shareholders of the Corporation, and if in such case such special meeting is not called, the holders of 1994 Senior Preferred Stock shall be entitled to exercise the special voting rights provided in this subparagraph (c) at such annual meeting; PROVIDED, FURTHER, that nothing herein shall be deemed to prohibit the holders of 1994 Senior Preferred Stock from exercising their special voting rights by written consent at any time, including without limitation, during the 90-day period immediately preceding any annual meeting of shareholders of the Corporation, with the election of such director by the holders of 1994 Senior Preferred Stock being effective as of the date of such written consent. If such meeting shall not be called by the proper officers of the Corporation within 10 days after the personal service of such written request upon the Secretary of the Corporation, or within 10 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% or more of the shares of 1994 Senior Preferred Stock then outstanding may designate in writing a holder of 1994 Senior Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at the same place as is elsewhere provided in this subparagraph (c)(iv). Any holder of 1994 Senior Preferred Stock shall have access to the preferred stock books of the Corporation for the purpose of causing a meeting of holders of 1994 Senior Preferred Stock to be called pursuant to the provisions of this subparagraph (c).

              (iii) At any meeting held for the purpose of electing directors at which the holders of 1994 Senior Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 50% of the then outstanding shares of 1994 Senior Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof, (A) the absence of a quorum of the holders of 1994 Senior Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such class and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of 1994 Senior Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of the director, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

              (iv) The rights of the holders of outstanding shares of 1994 Senior Preferred Stock granted by this subparagraph (c) may be exercised only until all cumulative dividends in arrears on 1994 Senior Preferred Stock shall have been paid in full or declared and funds sufficient theretofore set aside, or until the Corporation has redeemed the Minimum Mandatory Redemption required to have been redeemed at the last occurring Mandatory Redemption Date and thereafter such rights of the holders of 1994 Senior Preferred Stock to elect additional directors to the Board of Directors shall cease and the terms of the persons so elected as additional directors shall cease and the holders of outstanding shares of 1994 Preferred Stock shall cause those persons to resign as directors, but subject always to the same provisions for the vesting of such rights in the future pursuant to subparagraph (c).

    11. Payments on Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the 1994 Senior Preferred Stock shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, an amount per share of the 1994 Senior Preferred Stock equal to the sum of $100 per share plus all accrued and unpaid cumulative dividends thereon (whether or not declared or earned) to the date of such distribution.

    In the event of any liquidation, dissolution, or winding-up of the affairs of the Corporation (whether voluntary or involuntary), payment shall be made to the holders of the 1994 Senior Preferred Stock in the amounts provided herein, before any payment shall be made or any assets distributed to the holders of any Class A Common Stock or any other capital stock of the Corporation.

    If upon the occurrence of any liquidation, dissolution or winding-up of the affairs of the Corporation (whether voluntary or involuntary) the assets of the Corporation available for distribution to the holders of the 1994 Senior Preferred Stock shall be insufficient to pay the holders of the 1994 Senior Preferred Stock the full amounts to which they shall be entitled, then the entire assets of the Corporation available for distribution to the holders of outstanding shares of the 1994 Senior Preferred Stock shall be distributed among such holders ratably per share in proportion to the preferential amount per share to which they are entitled.

    Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of the 1994 Senior Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

    The voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of its property or assets to, or a consolidation or merger of the Corporation with, one or more Persons shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 11.

    12.  Limitation on Leverage.

         (a) So long as any shares of 1994 Senior Preferred Stock shall be outstanding, the Corporation shall not incur any indebtedness for borrowed funds (including borrowings under existing lines of credit) unless (i) Cash Flow for the twelve (12) calendar months ending on the last day of the month preceding the month during which the indebtedness for borrowed funds is to be incurred, and (ii) Cash Flow reasonably projected by the Corporation for the twelve (12) calendar months commencing with the month during which the indebtedness for borrowed funds is to be incurred, each equal or exceed 350% of the Pro Forma Annual Interest Expense computed for the twelve (12) month period commencing with the month during which the indebtedness for borrowed funds is to be incurred, and 200% of the Pro Forma Annual Fixed Charges computed for the twelve
(12) month period commencing with the month during which the indebtedness for borrowed funds is to be incurred.

         (b) The Corporation shall calculate, as of the last day of each calendar quarter, (i) Cash Flow ("HISTORICAL CASH FLOW") for the twelve (12) calendar months ended on the last day of such calendar quarter, (ii) Cash Flow reasonably projected ("PROJECTED CASH FLOW") for the twelve (12) months (the "SUCCEEDING 12 MONTHS") commencing with the month following the last month of such calendar quarter, (iii) Pro Forma Annual Interest Expense for the Succeeding 12 Months, and (iv) Pro Forma Annual Fixed Charges for the Succeeding 12 Months. If either of the Historical Cash Flow or Projected Cash Flow does not equal or exceed both 350% of the Pro Forma Annual Interest Expense for the Succeeding 12 Months and 200% of the Pro Forma Annual Fixed Charges for the Succeeding 12 Months, the Corporation shall thereafter use all available Cash Flow, other than Cash Flow required to be distributed to shareholders to maintain the status of the Corporation as a real estate investment trust under Sections 856 through 860 (or any successor sections) of the Code, to reduce the amount of the Corporation's indebtedness for borrowed money until such time as Historical Cash Flow and Projected Cash Flow both equal or exceed the foregoing amounts, as reflected in the computations under this subparagraph (b) made by the Corporation hereunder as of the last day of a calendar quarter.

    13. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of 1994 Senior Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in these Articles Supplementary (as such Articles Supplementary may be amended from time to time) and in the Corporation's Charter. The share of 1994 Senior Preferred Stock shall have no preemptive or subscription rights.

    14. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

    15. Severability of Provisions. If any right, preference or limitation of the 1994 Senior Preferred Stock set forth in these Articles Supplementary (as such Articles Supplementary may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in these Articles Supplementary (as so amended) which can be given effect without the invalid, unlawful or unenforceable, right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

    16. Definitions. As used in these Articles Supplementary the terms hereinafter set forth shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of such terms:

         (a) "BENEFICIAL OWNERSHIP" shall mean, with respect to any Person, ownership of shares of 1994 Senior Preferred Stock equal to the sum of (i) the shares of 1994 Senior Preferred Stock directly owned by such Person, (ii) the number of shares of 1994 Senior Preferred Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of 1994 Senior Preferred Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "BENEFICIAL OWNER," "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have the correlative meanings.

         (b) "CASH AVAILABLE FOR DISTRIBUTION" shall have the meaning provided in paragraph 7(d)(iii).

         (c) "CASH FLOW" shall mean the Corporation's earnings before interest, taxes, depreciation and amortization (each determined in accordance with generally accepted accounting principles, consistently applied), less an allowance for capital replacements for multifamily apartment projects beneficially owned by the Corporation of $300 per apartment per year.

         (d) "CHARITABLE BENEFICIARY" shall mean one or more beneficiaries of the Trust as determined pursuant paragraph 8(c), each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         (e) "CLASS A COMMON STOCK" shall mean the Corporation's Class A Common Stock, $.01 par value per share.

         (f) "CLASS B COMMON STOCK" shall mean the Corporation's Class B Common Stock, $.01 par value per share.

         (g) "CLOSING PRICE" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Corporation's Board of Directors.

         (h) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

         (i) "CONVERSION PRICE" shall mean the price per share of Class A Common Stock at which the 1994 Senior Preferred Stock is convertible into Class A Common Stock, which initially shall be $25.4375 per share subject to subsequent adjustment as provided in paragraph 7.

         (j)  "CONVERSION RATE" shall have the meaning provided in paragraph
7(b).

         (k)  "CONVERSION RIGHTS" shall have the meaning provided in paragraph
7.

         (l) "CORPORATION'S CHARTER" shall mean the Articles of Amendment and Restatement and all other organizational documents of the Corporation.

         (m)  "DEFICIENCY" shall have the meaning provided in paragraph 2.

         (n)  "DIVIDEND PERIOD" shall have the meaning provided in paragraph 2.

         (o) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (p) "EXCESS TRANSFER" shall have the meaning provided in paragraph 8(c)(i).

         (q) "HISTORICAL CASH FLOW" shall have the meaning provided in paragraph 12(b).

         (r) "INITIAL PUBLIC OFFERING" shall mean the first completed underwritten public offering of Class A Common Stock registered under the Securities Act of 1933, as amended, on a registration statement on Form S-11 filed with the Securities and Exchange Commission.

         (s)  "JUNIOR STOCK" shall have the meaning provided in paragraph 3.

         (t) "MANDATORY REDEMPTION DATE" shall have the meaning provided in paragraph 4.

         (u) "MARKET PRICE" on any date shall mean the Closing Price on the Trading Day immediately preceding such date.

         (v) "MINIMUM MANDATORY REDEMPTION" shall have the meaning provided in paragraph 4.

         (w) "OP UNITS" shall mean units of limited partnership interest in the Operating Partnership.

         (x) "OPERATING PARTNERSHIP" shall mean AIMCO Properties, L.P., a Delaware limited partnership in which the Corporation holds a general partnership interest.

         (y) "OUTSTANDING" shall mean issued and outstanding shares of 1994 Senior Preferred Stock of the Corporation, PROVIDED that for purposes of the application of the Preferred Stock Ownership Limit to any Person, the term "OUTSTANDING" shall be deemed to include the number of shares of 1994 Senior Preferred Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

         (z) "PERSON" shall mean (A) an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (B) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

         (aa) "PREFERRED STOCK OWNERSHIP LIMIT" shall mean 9.8% of the number of the Outstanding shares of 1994 Senior Preferred Stock of the Corporation.

         (bb) "PRO FORMA ANNUAL FIXED CHANGES" shall mean the sum of (i) Pro Forma Annual Interest Expense, and (ii) the aggregate dividends required to be paid on the 1994 Senior Preferred Stock and all other series of the Corporation's Preferred Stock outstanding during the twelve (12) month period for which the Pro Forma Annual Fixed Charges are to be determined.

         (cc) "PRO FORMA ANNUAL INTEREST EXPENSE" shall mean the interest that would be due on the Corporation's actual and projected indebtedness (including the debt to be incurred) for borrowed money for the twelve (12) month period for which the calculation is made, calculated using the following rates of interest:

              (i) For any fixed-rate indebtedness maturing subsequent to December 31, 2002, a rate equal to the highest annual rate of interest specified in the instrument evidencing the indebtedness at which interest accrued during the twelve (12) month period preceding the commencement of the period for which the calculation is made, or will accrue at any time subsequent to the commencement of the period for which the calculation is made, and

              (ii) For all indebtedness for borrowed money other than indebtedness described in the preceding subparagraph (i), an annual rate equal to the greater of (aa) ten percent (10%), or (bb) two percent (2%) in excess of the one-year U.S. Treasury Bill rate in effect on the date of commencement of the period for which the calculation is made.

         (dd) "PROHIBITED TRANSFEREE" shall have the meaning provided in paragraph 8(c)(i).

         (ee) "PROJECTED CASH FLOW" shall have the meaning provided in paragraph 12(b).

         (ff) "PROSPECTUS" shall mean the prospectus which forms a part of the registration statement filed with the Securities and Exchange Commission in connection with the Initial Public Offering, in the form included in the registration statement at the time the registration statement becomes effective; PROVIDED, HOWEVER, if the prospectus is subsequently supplemented or amended for use in connection with the Initial Public Offering, the term "PROSPECTUS" shall mean the prospectus as so supplemented or amended.

         (gg) "RECORD DATE" shall have the meaning provided in paragraph 2.

         (hh) "REDEMPTION PRICE" shall mean $100 per share of the 1994 Senior Preferred Stock.

         (ii) "REIT" shall mean a "real estate investment trust" as defined in
Section 856 of the Code.

         (jj) "SUCCEEDING 12 MONTHS" shall have the meaning provided in paragraph 12(b).

         (kk) "TRADING DAY" shall mean a day on which the principal national securities exchange on which the 1994 Senior Preferred Stock or Class A Common Stock, as the case may be, is listed or admitted to trading is open for the transaction of business or, if the 1994 Senior Preferred Stock or Class A Common Stock is not listed or admitted to trading on any national securities exchange, Trading Day shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         (ll) "TRANSFER" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of 1994 Senior Preferred Stock (including
(i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of 1994 Senior Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for 1994 Senior Preferred Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of 1994 Senior Preferred Stock). The term "TRANSFERS" and "TRANSFERRED" shall have correlative meanings.

         (mm) "TRUST" shall mean the trust created pursuant to paragraph 8(c).

         (nn) "TRUSTEE" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

         (oo) "VOTING RIGHT" shall have the meaning provided in paragraph
10(c).

    IN WITNESS WHEREOF, Apartment Investment and Management Company has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary this 28th day of July, 1994.

APARTMENT INVESTMENT AND MANAGEMENT COMPANY


By:  /s/ Terry Considine
     ---------------------------------------------
    President and Chief Executive Officer

Witness: /s/ Peter Kompaniez
         ---------------------------------------------
        Secretary




    THE UNDERSIGNED, the President and Chief Executive Officer of Apartment Investment and Management Company, who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                  /s/ Terry Considine
                                  ---------------------------------------------
                                  President

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                                ARTICLES SUPPLEMENTARY


     APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

    FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV, Section 1.2 of the Charter of the Corporation, the Board of Directors on May __, 1997 has duly reclassified 966,000 shares of the 1994 Cumulative Convertible Senior Preferred Stock, par value $0.01 per share, of the Corporation (the "1994 Senior Preferred Stock") into Preferred Stock, par value $0.01 per share, of the Corporation (the "Preferred Stock").

    SECOND: The terms of the 1994 Senior Preferred Stock contained in Article SECOND, paragrpah 6(f) of the Articles Supplementary dated July 27, 1994 and filed with the Department on July 28, 1994 (as amended by Article THIRD, paragraph 6(f) of the Articles of Amendment dated July 28, 1994 and filed with the Department on July 29, 1994) are as follows:

                "(f) All shares of the 1994 Senior Preferred Stock which shall have been redeemed, purchased or otherwise acquired by the Corpoation pursuant to the provisions hereof, shall be canceled and shall not be reissued as shares of the 1994 Senior Preferred Stock, but shall have the status of authorized but unissued shares of Preferred Stock of the Corporation."

All of the issued shares of the 1994 Senior Preferred Stock having been since converted, redeemed, purchased or otherwise acquired by the Corporation, the Board of Directors has approved the filing these Articles Supplementary to confirm reclassification of such shares (together any unissued shares of the 1994 Senior Preferred Stock) back into the Preferred Stock.

     THIRD: The reclassification increases the number of shares classified as Preferred Stock from 9,034,000 shares immediately prior to the reclassification to 10,000,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as 1994 Senior Preferred Stock from 966,000 shares immediately prior to the reclassification to no shares immediately after the reclassification.

     FOURTH: The terms of the Preferred Stock (including, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption) are as provided in Article IV of the Charter and remain unchanged by these Articles Supplementary.

     IN WITNESS WHEREOF, APARTMENT INVESTMENT AND MANAGEMENT COMPANY has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May __, 1997.

WITNESS:                               APARTMENT INVESTMENT AND
                                       MANAGEMENT COMPANY

       /s/  LEEANN MOREIN              By:       /s/  TERRY CONSIDINE
----------------------------------        ----------------------------------
Leeann Morein, Secretary                  Terry Considine, President


     THE UNDERSIGNED, President of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                /s/  TERRY CONSIDINE
                                          ----------------------------------
                                          Terry Considine, President

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                                ARTICLES SUPPLEMENTARY


     APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

    FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV, Section 1.2 of the Charter of the Corporation, the Board of Directors on April 23, 1997 has duly reclassified 966,000 shares of the 1994 Cumulative Convertible Senior Preferred Stock, par value $0.01 per share, of the Corporation (the "1994 Senior Preferred Stock") into Preferred Stock, par value $0.01 per share, of the Corporation (the "Preferred Stock").

    SECOND: The terms of the 1994 Senior Preferred Stock contained in Article SECOND, paragrpah 6(f) of the Articles Supplementary dated July 27, 1994 and filed with the Department on July 28, 1994 (as amended by Article THIRD, paragraph 6(f) of the Articles of Amendment dated July 28, 1994 and filed with the Department on July 29, 1994) are as follows:

                "(f) All shares of the 1994 Senior Preferred Stock which shall have been redeemed, purchased or otherwise acquired by the Corpoation pursuant to the provisions hereof, shall be canceled and shall not be reissued as shares of the 1994 Senior Preferred Stock, but shall have the status of authorized but unissued shares of Preferred Stock of the Corporation."

All of the issued shares of the 1994 Senior Preferred Stock having been since converted, redeemed, purchased or otherwise acquired by the Corporation, the Board of Directors has approved the filing these Articles Supplementary to confirm reclassification of such shares (together any unissued shares of the 1994 Senior Preferred Stock) back into the Preferred Stock.

     THIRD: The reclassification increases the number of shares classified as Preferred Stock from 9,034,000 shares immediately prior to the reclassification to 10,000,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as 1994 Senior Preferred Stock from 966,000 shares immediately prior to the reclassification to no shares immediately after the reclassification.

     FOURTH: The terms of the Preferred Stock (including, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption) are as provided in Article IV of the Charter and remain unchanged by these Articles Supplementary.

     IN WITNESS WHEREOF, APARTMENT INVESTMENT AND MANAGEMENT COMPANY has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 30, 1997.

WITNESS:                               APARTMENT INVESTMENT AND
                                       MANAGEMENT COMPANY

       /s/  LEEANN MOREIN              By:       /s/  TERRY CONSIDINE
----------------------------------        ----------------------------------
Leeann Morein, Secretary                  Terry Considine, President


     THE UNDERSIGNED, President of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                /s/  TERRY CONSIDINE
                                          ----------------------------------
                                          Terry Considine, President

                                ARTICLES SUPPLEMENTARY
                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY


                    CLASS B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                              (PAR VALUE $.01 PER SHARE)

    APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

    FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 1.2 of Article IV of the Charter of the Corporation, the Board of Directors has duly divided and classified 750,000 authorized but unissued shares of the capital stock of the Corporation into a class designated as Class B Cumulative Convertible Preferred Stock and has provided for the issuance of such class.

    SECOND: The reclassification increases the number of shares classified as Class B Cumulative Convertible Preferred Stock, par value $.01 per share, from no shares immediately prior to the reclassification to 750,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Preferred Stock, par value $.01 per share, from 10,000,000 shares immediately prior to the reclassification to 9,250,000 shares immediately after the reclassification. The number of shares classified as Class B Cumulative Convertible Preferred Stock may be decreased pursuant to
Section 6 of Article Third of these Articles Supplementary upon reacquisition thereof in any manner, or by retirement thereof, by the Corporation.

    THIRD: The terms of the Class B Cumulative Convertible Preferred Stock (including the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) as set by the Board of Directors are as follows:

    1.   NUMBER OF SHARES AND DESIGNATION.

    This class of Preferred Stock shall be designated as Class B Cumulative Convertible Preferred Stock (the "Class B Preferred Stock") and Seven Hundred Fifty Thousand (750,000) shall be the authorized number of shares of such Class B Preferred Stock constituting such class.

    2.   DEFINITIONS.

    For purposes of the Class B Preferred Stock, the following terms shall have the meanings indicated:

    "ACT" shall mean the Securities Act of 1933, as amended.

    "AFFILIATE" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

    "AGGREGATE VALUE" shall mean, with respect to any block of Equity Stock, the sum of the products of (i) the number of shares of each class of Equity Stock within such block multiplied by (ii) the corresponding Market Price of one share of Equity Stock of such class.

    "BASE COMMON STOCK DIVIDEND" shall have the meaning set forth in paragraph
(a) of Section 9 of this Article.

    "BENEFICIAL OWNERSHIP" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the number of shares of Equity Stock directly owned by such Person, (ii) the number of shares of Equity Stock indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock that such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or that is attributed to such Person pursuant to Section 318 of the Code, as modified by
Section 856(d)(5) of the Code, PROVIDED that when applying this definition of Beneficial Ownership to the Initial Holder, clause (iii) of this definition, and clause (ii) of the definition of "Person" shall be disregarded. The terms "BENEFICIAL OWNER," "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have the correlative meanings.

    "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Class B Preferred Stock.

    "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

    "CALL DATE" shall have the meaning set forth in paragraph (b) of Section 5 of this Article.

    "CHARITABLE BENEFICIARY" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 11.3 of this Article, each of which shall be an organization described in Section 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

    "CLASS B PREFERRED STOCK" shall have the meaning set forth in Section 1 of this Article.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

    "COMMON STOCK" shall mean the Class A Common Stock, $.01 par value per share, of the Corporation or such shares of the Corporation's capital stock into which outstanding shares of Common Stock shall be reclassified.

    "CONVERSION PRICE" shall mean the conversion price per share of Common
Stock for which each share of Class B Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to paragraph (d) of Section 7 of this Article. The initial Conversion Price shall be $30.45 (equivalent to an initial conversion rate of 3.28407 shares of Common Stock for each share of Class B Preferred Stock).

    "CURRENT MARKET PRICE" of publicly traded shares of Common Stock or any other class or series of capital stock or other security of the Corporation or of any similar security of any other issuer for any day shall mean the closing price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case as reported on the principal national securities exchange on which such securities are listed or admitted for trading, or, if such security is not quoted on any national securities exchange, on the National Market of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such day in the overthecounter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange or National Association of Securities Dealers, Inc. member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Board of Directors of the Corporation.

    "DISTRIBUTION" shall have the meaning set forth in paragraph (d)(iii) of
Section 7 of this Article.

    "DIVIDEND PAYMENT DATE" shall mean, with respect to each Dividend Period,
(a) the date that cash dividends are paid on the Common Stock with respect to such Dividend Period; or (b) if such dividends have not been paid on the Common Stock by 9:00 a.m., New York City time, on the sixtieth day from and including the last day of such Dividend Period, then on such day; provided, further, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment payable on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

    "DIVIDEND PERIODS" shall mean the Initial Dividend Period and each subsequent quarterly dividend period commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period, other than the Dividend Period during which any Class B Preferred Stock shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Call Date with respect to the Class B Preferred Stock being redeemed.

    "EQUITY STOCK" shall mean one or more shares of any class of capital stock of the Corporation.

    "EXCESS TRANSFER" has the meaning set forth in Section 11.3(A) of this Article.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "FAIR MARKET VALUE" shall mean the average of the daily Current Market Prices of a share of Common Stock during five (5) consecutive Trading Days selected by the Corporation commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the share of Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

    "ISSUE DATE" shall mean August 4, 1997.

    "INITIAL DIVIDEND PERIOD" shall mean the period commencing on and including the Issue Date and ending on and including September 30, 1997.

    "INITIAL HOLDER" shall mean Terry Considine.

    "INITIAL HOLDER LIMIT" shall mean a number of the Outstanding shares of Class B Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class B Preferred Stock that are Beneficially Owned by the Initial Holder. From the Issue Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Initial Holder and the Board of Directors, a schedule that sets forth the then-current Initial Holder Limit applicable to the Initial Holder.

    "JUNIOR STOCK" shall have the meaning set forth in paragraph (c) of Section 8 of this Article.

    "LOOK-THROUGH ENTITY" shall mean a Person that is either (i) described in
Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or
(ii) registered under the Investment Company Act of 1940.

    "LOOK-THROUGH OWNERSHIP LIMIT" shall mean, for any Look-Through Entity, a number of the Outstanding shares of Class B Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 15% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) by the Aggregate Value of all shares of Equity Stock other than Class B Preferred Stock that are Beneficially Owned by the Look-Through Entity.

    "MARKET PRICE" on any date shall mean, with respect to any share of Equity Stock, the Closing Price of a share of that class of Equity Stock on the Trading Day immediately preceding such date. The term "CLOSING PRICE" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Company.

    "NYSE" shall mean the New York Stock Exchange, Inc.

    "OUTSTANDING" shall mean issued and outstanding shares of Equity Stock of the Corporation, PROVIDED that for purposes of the application of the Ownership Limit, the Look-Through Ownership Limit or the Initial Holder Limit to any Person, the term "OUTSTANDING" shall be deemed to include the number of shares of Equity Stock that such Person alone, at that time, could acquire pursuant to any options or convertible securities.

    "OWNERSHIP LIMIT" shall mean, for any Person other than the Initial Holder or a Look-Through Entity, a number of the Outstanding shares of Class B Preferred Stock of the Corporation having an Aggregate Value not in excess of the excess of (x) 8.7% of the Aggregate Value of all Outstanding shares of Equity Stock over (y) the Aggregate Value of all shares of Equity Stock other than Class B Preferred Stock that are Beneficially Owned by the Person.

    "OWNERSHIP RESTRICTIONS" shall mean collectively the Ownership Limit as applied to Persons other than the Initial Holder or LookThrough Entities, the Initial Holder Limit as applied to the Initial Holder and the LookThrough Ownership Limit as applied to Look-Through Entities.

    "PARITY STOCK" shall have the meaning set forth in paragraph (b) of Section 8 of this Article.

    "PERSON" shall mean (a) for purposes of Section 11 of this Article, (i) an individual, corporation, partnership, estate, trust (including a trust qualifying under Section 401(a) or 501(c) of the Code), association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and (ii) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and (b) for purposes of the remaining Sections of this Article, any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

    "PROHIBITED TRANSFEREE" has the meaning set forth in Section 11.3(A) of this Article.

    "REIT" shall mean a "real estate investment trust" as defined in Section 856 of the Code.

    "SENIOR STOCK" shall have the meaning set forth in paragraph (a) of Section 8 of this Article.

    "SET APART FOR PAYMENT" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

    "TRADING DAY", as to any securities, shall mean any day on which such securities are traded on the principal national securities exchange on which such securities are listed or admitted or, if such securities are not listed or admitted for trading on any national securities exchange, the NASDAQ National Market or, if such securities are not listed or admitted for trading on the NASDAQ National Market, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    "TRANSACTION" shall have the meaning set forth in paragraph (e) of Section 7 of this Article.

    "TRANSFER" shall mean any sale, transfer, gift, assignment, devise or other disposition of a share of Class B Preferred Stock (including (i) the granting of an option or any series of such options or entering into any agreement for the sale, transfer or other disposition of Class B Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Class B Preferred Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities that results in a change in the Beneficial Ownership of shares of Class B Preferred Stock). The term "TRANSFERS" and "TRANSFERRED" shall have correlative meanings.

    "TRANSFER AGENT" means such transfer agent as may be designated by the Board of Directors or their designee as the transfer agent for the Class B Preferred Stock; provided, that if the Corporation has not designated a transfer agent then the Corporation shall act as the transfer agent for the Class B Preferred Stock.

    "TRUST" shall mean the trust created pursuant to Section 11.3 of this Article.

    "TRUSTEE" shall mean the Person unaffiliated with either the Corporation or the Prohibited Transferee that is appointed by the Corporation to serve as trustee of the Trust.

    "VOTING PREFERRED STOCK" shall have the meaning set forth in Section 9 of this Article.

    3.   DIVIDENDS.

         (a) The holders of Class B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share of Class B Preferred Stock equal to the greater of (i) the base dividend of $1.78125 per quarter (the "Base Rate") or (ii) the cash dividends declared on the number of shares of Common Stock, or portion thereof, into which a share of Class B Preferred Stock is convertible. The dividends payable with respect to the Initial Dividend Period shall be determined solely by reference to the Base Rate. The amount referred to in clause (ii) of this paragraph (a) with respect to each succeeding Dividend Period shall be determined as of the applicable Dividend Payment Date by multiplying the number of shares of Common Stock, or portion thereof calculated to the fourth decimal point, into which a share of Class B Preferred Stock would be convertible at the opening of business on such Dividend Payment Date (based on the Conversion Price then in effect) by the aggregate cash dividends payable or paid for such Dividend Period in respect of a share of Common Stock outstanding as of the record date for the payment of dividends on the Common Stock with respect to such Dividend Period. If (A) the Corporation pays a cash dividend on the Common Stock after the Dividend Payment Date for the corresponding Dividend Period and (B) the dividend on the Class B Preferred Stock for such Dividend Period calculated pursuant to clause (ii) of this paragraph (a), taking into account the Common Stock dividend referenced in clause (A), exceeds the dividend previously declared on the Class B Preferred Stock for such Dividend Period, the Corporation shall pay an additional dividend to the holders of the Class B Preferred Stock on the date that the Common Stock dividend referenced in clause (A) is paid, in an amount equal to the difference between the dividend calculated pursuant to clause (B) and the dividends previously declared on the Class B Preferred Stock with respect to such Dividend Period. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of the Class B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on a record date fixed by the Board of Directors which shall be not more than 60 days prior to the applicable Dividend Payment Date and, within such 60 day period, shall be the same date as the record date for the regular quarterly dividend payable with respect to the Common Stock for the Dividend Period to which such Dividend Payment Date relates (or, if there is no such record date for Common Stock, then such date as the Board of Directors may fix). Accumulated, accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board of Directors.

         Upon a final administrative determination by the Internal Revenue Service that the Corporation does not qualify as a real estate investment trust in accordance with Section 856 of the Code, the Base Rate set forth in (a)(i) will be increased to $3.03125 until such time as the Corporation regains its status as a real estate investment trust; provided, however, that if the Corporation contests its loss of real estate investment trust status in Federal Court, following its receipt of an opinion of nationally recognized tax counsel to the effect that there is a reasonable basis to contest such loss of status, the Base Rate shall not be increased during the pendency of such judicial proceeding; provided further, however, that upon a final judicial determination in Federal Tax Court, Federal District Court or the Federal Claims Court that the Corporation does not qualify as a real estate investment trust, the Base Rate will be increased as stated above from the date of such judicial determination.

         (b) The amount of dividends payable per share of Class B Preferred Stock for the Initial Dividend Period, or any other period shorter than a full Dividend Period, shall be computed ratably on the basis of twelve 30day months and a 360day year. Holders of Class B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Class B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class B Preferred Stock that may be in arrears.

         (c) So long as any of the shares of Class B Preferred Stock are outstanding, except as described in the immediately following sentence, no dividends shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any class or series of Parity Stock for any period unless dividends equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment on the Class B Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date with respect to such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Class B Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class B Preferred Stock and accumulated, accrued and unpaid on such Parity Stock.

         (d) So long as any of the shares of Class B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of Junior Stock) shall be declared or paid or set apart for payment by the Corporation and no other distribution of cash or other property shall be declared or made directly or indirectly by the Corporation with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) directly or indirectly by the Corporation (except by conversion into or exchange for Junior Stock), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of shares of Junior Stock in respect thereof, directly or indirectly, by the Corporation unless in each case
(i) the full cumulative dividends (including all accumulated, accrued and unpaid dividends) on all outstanding shares of Class B Preferred Stock and any other Parity Stock of the Corporation shall have been paid or such dividends have been declared and set apart for payment for all past Dividend Periods with respect to the Class B Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the full dividend for the current Dividend Period with respect to the Class B Preferred Stock and the current dividend period with respect to such Parity Stock.

    4.   LIQUIDATION PREFERENCE.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of shares of Class B Preferred Stock shall be entitled to receive One Hundred Dollars ($100) per share of Class B Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. Until the holders of the Class B Preferred Stock have been paid the Liquidation Preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Class B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class B Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class B Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, or
(iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

         (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Class B Preferred Stock and any Parity Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class B Preferred Stock and any Parity Stock shall not be entitled to share therein.

    5.   REDEMPTION AT THE OPTION OF THE CORPORATION.

         (a) Shares of Class B Preferred Stock shall not be redeemable by the Corporation prior to August 4, 2002. On and after August 4, 2002, the Corporation, at its option, may redeem shares of Class B Preferred Stock, in whole or from time to time in part, at a redemption price payable in cash equal to 100% of the Liquidation Preference thereof, plus all accrued and unpaid dividends to the Call Date.

         (b) Shares of Class B Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 5 (the "Call Date"). The Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days nor more than 60 days after the date notice of redemption is sent by the Corporation.

         (c) If full cumulative dividends on all outstanding shares of Class B Preferred Stock and any other class or series of Parity Stock of the Corporation have not been paid or declared and set apart for payment, no shares of Class B Preferred Stock may be redeemed unless all outstanding shares of Class B Preferred Stock are simultaneously redeemed and neither the Corporation nor any affiliate of the Corporation may purchase or acquire shares of Class B Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Class B Preferred Stock.

         (d) If the Corporation shall redeem shares of Class B Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Class B Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the place or places at which certificates for such shares are to be surrendered for cash; and (4) the thencurrent Conversion Price. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Class B Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Class B Preferred Stock called for redemption (except that, in the case of a Call Date after a dividend record date and prior to the related Dividend Payment Date, holders of Class B Preferred Stock on the dividend record date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Class B Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to make available the redemption price in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Class B Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Class B Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Class B Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

    As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares of Class B Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Class B Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Class B Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Class B Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Class B Preferred Stock represented by any certificate are redeemed, then a new certificate representing the unredeemed shares shall be issued without cost to the holders thereof.

    6.   STATUS OF REACQUIRED STOCK.

         All shares of Class B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation (including shares of Class B Preferred Stock which have been surrendered for conversion into Common Stock) shall be returned to the status of authorized, but unissued shares of Class B Preferred Stock.

    7.   CONVERSION.

         At any time on or after August 4, 1998. Holders of shares of Class B Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

         (a)  Subject to and upon compliance with the provisions of this
Section 7, a holder of shares of Class B Preferred Stock shall have the right, at such holder's option, at any time on or after August 4, 1998 to convert such shares, in whole or in part, into the number of fully paid and nonassessable shares of authorized but previously unissued shares of Common Stock per each share of Class B Preferred Stock obtained by dividing the Liquidation Preference (excluding any accumulated, accrued and unpaid dividends) per share of Class B Preferred Stock by the Conversion Price (as in effect at the time and on the date provided for in the last subparagraph of paragraph (b) of this Section 7) and by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert shares of Class B Preferred Stock called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Corporation shall default in making payment of cash payable upon such redemption under Section 5 of this Article.

         (b) In order to exercise the conversion right, the holder of each share of Class B Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Class B Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Class B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

         Holders of shares of Class B Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

         As promptly as practicable after the surrender of certificates for shares of Class B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Class B Preferred Stock in accordance with provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Class B Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation. If the dividend payment record date for the Class B Preferred Stock and Common Stock do not coincide, and the preceding sentence does not operate to ensure that a holder of shares of Class B Preferred Stock whose shares are converted into Common Stock does not receive dividends on both the shares of Class B Preferred Stock and the Common Stock into which such shares are converted for the same Dividend Period, then notwithstanding anything herein to the contrary, it is the intent, and the Transfer Agent is authorized to ensure that no conversion after the earlier of such record dates will be accepted until after the latter of such record dates.

         (c) No fractional share of Common Stock or scrip representing fractions of a share of Common Stock shall be issued upon conversion of the shares of Class B Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of shares of Class B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Class B Preferred Stock so surrendered.

         (d) The Conversion Price shall be adjusted from time to time as follows:

              (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its capital stock in shares of Common Stock,
(B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its outstanding Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Class B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (or fraction of a share of Common Stock) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Class B Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (d)(i) of this Section 7 shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

              (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date described below in this paragraph (d)(ii) of this Section 7) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (X) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (Y) the number of shares that could be purchased at such Fair Market Value from the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Stock, and the denominator of which shall be the sum of (XX) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (YY) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

              (iii) If the Corporation shall after the Issue Date make a distribution on its Common Stock other than in cash or shares of Common Stock (including any distribution in securities (other than rights, options or warrants referred to in paragraph (d)(ii) of this Section 7)) (each of the foregoing being referred to herein as a "distribution"), then the Conversion Price in effect at the opening of business on the next day following the record date for determination of stockholders entitled to receive such distribution shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day following the record date by (B) a fraction, the numerator of which shall be the difference between (X) the number of shares of Common Stock outstanding on the close of business on the record date and (Y) the number of shares determined by dividing (aa) the aggregate value of the property being distributed by (bb) the Fair Market Value per share of Common Stock on the record date, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the record date. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided below). The value of the property being distributed shall be as determined in good faith by the Board of Directors; provided, however, if the property being distributed is a publicly traded security, its value shall be calculated in accordance with the procedure for calculating the Fair Market Value of a share of Common Stock (calculated for a period of five consecutive Trading Days commencing on the twentieth Trading Day after the distribution). Neither the issuance by the Corporation of rights, options or warrants to subscribe for or purchase securities of the Corporation nor the exercise thereof shall be deemed a distribution under this paragraph.

              (iv) If after the Issue Date the Corporation shall acquire, pursuant to an issuer or self tender offer, all or any portion of the outstanding Common Stock and such tender offer involves the payment of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors), at the last time (the "Expiration Time") tenders may be made pursuant to such offer, that exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Price in effect on the opening of business on the day next succeeding the Expiration Time shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the Expiration Time by (B) a fraction, the numerator of which shall be (X) the number of shares of Common Stock outstanding (including the shares acquired in the tender offer (the "Acquired Shares")) immediately prior to the Expiration Time, multiplied by (Y) the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the sum of (XX) the fair market value (determined as aforesaid) of the aggregate consideration paid to acquire the Acquired Shares and (YY) the product of (I) the number of shares of Common Stock outstanding (less any Acquired Shares) at the Expiration Time, multiplied by (II) the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time.

              (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this paragraph (d)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this paragraph (d)(v)) not later than such time as may be required in order to preserve the taxfree nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of (A) any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of optional amounts in shares of Common Stock under such plan or (B) any options, rights or shares of Common Stock pursuant to any stock option, stock purchase or other stock-based plan maintained by the Corporation. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest onetenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) of this Section 7 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

         (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, issuer or self tender offer for at least 30% of the shares of Common Stock outstanding, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock, but excluding any transaction as to which paragraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Class B Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of shares of Common Stock into which one share of Class B Preferred Stock was convertible immediately prior to such Transaction (without giving effect to any Conversion Price adjustment pursuant to Section 7(d)(iv) of this Article). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class B Preferred Stock that will contain provisions enabling the holders of the Class B Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

         (f)  If:

              (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than cash dividends and cash distributions); or

              (ii) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other rights or warrants; or

              (iii) there shall be any reclassification of the outstanding Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, an issuer or self tender offer shall have been commenced for at least 30% of the outstanding shares of Common Stock (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor shall have been adopted), or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

              (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to each holder of shares of Class B Preferred Stock at such holder's address as shown on the stock records of the Corporation, as promptly as possible, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).
Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

         (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Class B Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

         (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event
(A) issuing to the holder of any share of Class B Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

         (i) There shall be no adjustment of the Conversion Price in case of the issuance of any capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7.

         (j) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of Class B Preferred Stock, the Conversion Price for the Class B Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as the Board of Directors, in its sole discretion, may determine to be equitable under the circumstances.

         (k) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock solely for the purpose of effecting conversion of the Class B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Class B Preferred Stock not theretofore converted into Common Stock. For purposes of this paragraph (k), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Class B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder (and without regard to the Ownership Limit set forth in the Charter of the Corporation).

    The Corporation covenants that any shares of Common Stock issued upon conversion of the shares of Class B Preferred Stock shall be validly issued, fully paid and nonassessable.

    The Corporation shall use its best efforts to list the shares of Common Stock required to be delivered upon conversion of the shares of Class B Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding shares of Common Stock are listed at the time of such delivery.

         (l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion or redemption of shares of Class B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of Class B Preferred Stock to be converted or redeemed, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

         (m) In addition to any other adjustment required hereby, to the extent permitted by law, the Corporation from time to time may decrease the Conversion Price by any amount, permanently or for a period of at least twenty Business Days, if the decrease is irrevocable during the period.

         (n)  Notwithstanding anything to the contrary contained in this
Section 7, conversion of Class B Preferred Stock pursuant to this Section 7 shall be permitted only to the extent that such conversion would not result in a violation of the Ownership Restrictions (as defined in the Charter), after taking into account any waiver of such limitation granted to any holder of the shares of Class B Preferred Stock.

    8.   RANKING.

    Any class or series of capital stock of the Corporation shall be deemed to rank:

         (a) prior or senior to the Class B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class B Preferred Stock ("Senior Stock");

         (b) on a parity with the Class B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Class B Preferred Stock, if the holders of such class of stock or series and the Class B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); and

         (c) junior to the Class B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Class B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Stock").

    9.   VOTING.

         (a) If and whenever (i) six quarterly dividends (whether or not consecutive) payable on the Class B Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, or (ii) for two consecutive quarterly dividend periods the Corporation fails to pay dividends on the Common Stock in an amount per share at least equal to $0.4625 (subject to adjustment consistent with any adjustment of the Conversion Price pursuant to Section 7(d) of this Article) (the "Base Common Stock Dividend") the number of directors then constituting the Board of Directors shall be increased by two (in the case of an arrearage in dividends described in clause (i)) or one additional director (in the case of an arrearage in dividends described in clause (ii)) (in each case if not already increased by reason of similar types of provisions with respect to Voting Preferred Stock (as defined below)) and the holders of shares of Class B Preferred Stock, together with the holders of shares of every other series or class of Parity Stock (any other such series, the "Voting Preferred Stock"), voting as a single class regardless of series, shall be entitled to elect the two additional directors (in the case of an arrearage in dividends described in clause (i)) or one (in the case of an arrearage in dividends described in clause
(ii)) to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Class B Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever (1) in the case of an arrearage in dividends described in clause (i), all arrears in dividends on the Class B Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or (2) in the case of an arrearage in dividends described in clause (ii), the Corporation makes a quarterly dividend payment on the Common Stock in an amount per share equal to or exceeding the Base Common Stock Dividend, then the right of the holders of the Class B Preferred Stock and the Voting Preferred Stock to elect such additional two directors (in the case of an arrearage in dividends described in clause (i)) or one additional director (in the case of an arrearage in dividends described in clause (ii)) shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all Persons elected as directors by the holders of the Class B Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class B Preferred Stock and the Voting Preferred Stock, if applicable, the Secretary of the Corporation may, and upon the written request of any holder of Class B Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Class B Preferred Stock and of the Voting Preferred Stock for the election of the two directors (in the case of an arrearage in dividends described in clause (i)) or one director (in the case of an arrearage in dividends described in clause (ii)) to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Class B Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors or director elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Class B Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then remaining director elected by the holders of the Class B Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

         (b) So long as any shares of Class B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter of the Corporation, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Class B Preferred Stock, given in Person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

              (i) Any amendment, alteration or repeal of any of the provisions of these Articles Supplementary, the Charter or the By-Laws of the Corporation that materially adversely affects the voting powers, rights or preferences of the holders of the Class B Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class of Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class B Preferred Stock; or

              (ii) The authorization, creation of, the increase in the authorized amount of, or issuance of , any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock (whether or not such class of Senior Stock is currently authorized); provided, however, that no such vote of the holders of Class B Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Class B Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 5 of this Article.

    For purposes of the foregoing provisions and all other voting rights under these Articles Supplementary, each share of Class B Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Class B Preferred Stock as a single class on any matter, then the Class B Preferred Stock and such other class or series shall have with respect to such matters one (1) vote per $100 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Class B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

    10.  RECORD HOLDERS.

    The Corporation and the Transfer Agent may deem and treat the record holder of any share of Class B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

    11.1 RESTRICTIONS ON OWNERSHIP AND TRANSFERS.

    (A) LIMITATION ON BENEFICIAL OWNERSHIP. Except as provided in Section 11.8, from and after the Issue Date, no Person (other than the Initial Holder or a Look-Through Entity) shall Beneficially Own shares of Class B Preferred Stock in excess of the Ownership Limit, the Initial Holder shall not Beneficially Own shares of Class B Preferred Stock in excess of the Initial Holder Limit and no Look-Through Entity shall Beneficially Own shares of Class B Preferred Stock in excess of the Look-Through Ownership Limit.

    (B) TRANSFERS IN EXCESS OF OWNERSHIP LIMIT. Except as provided in Section 11.8, from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Person (other than the Initial Holder or a Look-Through Entity) Beneficially Owning shares of Class B Preferred Stock in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of such shares of Class B Preferred Stock that would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Class B Preferred Stock.

    (C)  TRANSFERS IN EXCESS OF INITIAL HOLDER LIMIT.  Except as provided in
Section 11.8, from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in the Initial Holder Beneficially Owning shares of Class B Preferred Stock in excess of the Initial Holder Limit shall be void AB INITIO as to the Transfer of such shares of Class B Preferred Stock that would be otherwise Beneficially Owned by the Initial Holder in excess of the Initial Holder limit, and the Initial Holder shall acquire no rights in such shares of Class B Preferred Stock.

    (D) TRANSFERS IN EXCESS OF LOOK-THROUGH OWNERSHIP LIMIT. Except as provided in Section 11.8 from and after the Issue Date (and subject to Section 11.12), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Class B Preferred Stock in excess of the Look-Through Ownership limit shall be void AB INITIO as to the Transfer of such shares of Class B Preferred Stock that would be otherwise Beneficially Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and such Look-Through Entity shall acquire no rights in such shares of Class B Preferred Stock.

    (E)  TRANSFERS RESULTING IN "CLOSELY HELD" STATUS.  From and after the
Issue Date, any Transfer that, if effective would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, without limitation, a Transfer or other event that would result in the Corporation owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void AB INITIO as to the Transfer of shares of Class B Preferred Stock that would cause the Corporation (i) to be "closely held" within the meaning of Section 856(h) of the Code or (ii) otherwise fail to qualify as a REIT, as the case may be, and the intended transferee shall acquire no rights in such shares of Class B Preferred Stock.

    (F) SEVERABILITY ON VOID TRANSACTIONS. A Transfer of a share of Class B Preferred Stock that is null and void under Sections 11.1(B), (C), (D), or (E) of this Article because it would, if effective, result in (i) the ownership of Class B Preferred Stock in excess of the Initial Holder Limit, the Ownership Limit, or the Look-Through Ownership Limit, (ii) the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) the Corporation otherwise failing to qualify as a REIT, shall not adversely affect the validity of the Transfer of any other share of Class B Preferred Stock in the same or any other related transaction.

    11.2 REMEDIES FOR BREACH. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 11.1 of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class B Preferred Stock in violation of Section 11.1 of this Article (whether or not such violation is intended), the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, causing the Corporation to redeem such shares at the then current Market Price and upon such terms and conditions as may be specified by the Board of Directors in its sole discretion (including, but not limited to, by means of the issuance of long-term indebtedness for the purpose of such redemption), demanding the repayment of any distributions received in respect of shares of Class B Preferred Stock acquired in violation of Section
11.1 of this Article or instituting proceedings to enjoin such Transfer or to rescind such Transfer or attempted Transfer; PROVIDED, HOWEVER, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 11.1 of this Article, regardless of any action (or non-action) by the Board of Directors or such committee, (a) shall be void AB INITIO or (b) shall automatically result in the transfer described in Section 11.3 of this Article; PROVIDED, FURTHER, that the provisions of this Section 11.2 shall be subject to the provisions of Section
11.12 of this Article; PROVIDED, FURTHER, that neither the Board of Directors nor any committee thereof may exercise such authority in a manner that interferes with any ownership or transfer of Class B Preferred Stock that is expressly authorized pursuant to Section 11.8(d) of this Article.

    11.3.  TRANSFER IN TRUST.

    (A) ESTABLISHMENT OF TRUST. If, notwithstanding the other provisions contained in this Article, at any time after the Issue Date there is a purported Transfer (an "EXCESS TRANSFER") (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system) or other change in the capital structure of the Corporation (including, but not limited to, any redemption of Preferred Stock) or other event (including, but not limited to, any acquisition of any share of Equity Stock) such that (a) any Person (other than the Initial Holder or a Look-Through Entity) would Beneficially Own shares of Class B Preferred Stock in excess of the Ownership Limit, or (b) the Initial Holder would Beneficially Own shares of Class B Preferred Stock in excess of the Initial Holder Limit, or (c) any Person that is a Look-Through Entity would Beneficially Own shares of Class B Preferred Stock in excess of the Look-Through Ownership Limit (in any such event, the Person, Initial Holder or Look-Through Entity that would Beneficially Own shares of Class B Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Entity Limit, respectively, is referred to as a "PROHIBITED TRANSFEREE"), then, except as otherwise provided in Section 11.8 of this Article, such shares of Class B Preferred Stock in excess of the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically transferred to a Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the Excess Transfer, change in capital structure or another event giving rise to a potential violation of the Ownership Limit, the Initial Holder Limit or the Look Through Entity Ownership Limit.

    (B) APPOINTMENT OF TRUSTEE. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with either the Corporation or any Prohibited Transferee. The Trustee may be an individual or a bank or trust company duly licensed to conduct a trust business.

    (C) STATUS OF SHARES HELD BY THE TRUSTEE. Shares of Class B Preferred Stock held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. Except to the extent provided in Section 11.3(E), the Prohibited Transferee shall have no rights in the Class B Preferred Stock held by the Trustee, and the Prohibited Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

    (D) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends with respect to shares of Class B Preferred Stock held in the Trust, which rights shall be exercised for the benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Class B Preferred Stock have been transferred to the Trustee shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void AB INITIO with respect to such shares of Class B Preferred Stock. Any dividends or distributions so disgorged or rescinded shall be paid over to the Trustee and held in trust for the Charitable Beneficiary. Any vote cast by a Prohibited Transferee prior to the discovery by the Corporation that the shares of Class B Preferred Stock have been transferred to the Trustee will be rescinded as void AB INITIO and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. The owner of the shares at the time of the Excess Transfer, change in capital structure or other event giving rise to a potential violation of the Ownership Limit, Initial Holder Limit or Look-Through Entity Ownership Limit shall be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class B Preferred Stock for the benefit of the Charitable Beneficiary.

    (E) RESTRICTIONS ON TRANSFER. The Trustee of the Trust may sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the Ownership Restrictions. If such a sale is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Prohibited Transferee and to the Charitable Beneficiary as provided in this Section 11.3(E). The Prohibited Transferee shall receive the lesser of (1) the price paid by the Prohibited Transferee for the shares or, if the Prohibited Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the Charitable Beneficiary. If any of the transfer restrictions set forth in this Section 11.3(E) or any application thereof is determined in a final judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Prohibited Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Class B Preferred Stock as to which such restrictions would, by their terms, apply, and to hold such Class B Preferred Stock on behalf of the Corporation.

    (F) PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares of Class B Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Excess Transfer or other event resulting in a transfer to the Trust and (ii) the date that the Board of Directors determines in good faith that an Excess Transfer or other event occurred.

    (G) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust relating to such Prohibited Transferee if (i) the shares of Class B Preferred Stock held in the Trust would not violate the Ownership Restrictions in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

    11.4 NOTICE OF RESTRICTED TRANSFER. Any Person that acquires or attempts to acquire shares of Class B Preferred Stock in violation of Section 11.1 of this Article, or any Person that is a Prohibited Transferee such that stock is transferred to the Trustee under Section 11.3 of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

    11.5 OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the Issue Date certain record and Beneficial Owners and transferees of shares of Class B Preferred Stock will be required to provide certain information as set out below.

    (A) ANNUAL DISCLOSURE. Every record and Beneficial Owner of more than 5% (or such other percentage between 0.5% and 5%, as provided in the applicable regulations adopted under the Code) of the number of Outstanding shares of Class B Preferred Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of Class B Preferred Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of Class B Preferred Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Class B Preferred Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to
(i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code and (ii) ensure compliance with the Ownership Limit, the Initial Holder Limit or the Look-Through Ownership Limit, as applicable. Each stockholder of record, including without limitation any Person that holds shares of Class B Preferred Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Section 11.5 from the Beneficial Owner.

    (B) DISCLOSURE AT THE REQUEST OF THE CORPORATION. Any Person that is a Beneficial Owner of shares of Class B Preferred Stock and any Person (including the stockholder of record) that is holding shares of Class B Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of Class B Preferred Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

    11.6 REMEDIES NOT LIMITED. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 11.12 of this Article) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation's status as a REIT and (ii) to insure compliance with the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit.

    11.7 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Section 11 of this Article, or in the case of an ambiguity in any definition contained in Section 11 of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

    11.8 EXCEPTIONS. The following exceptions shall apply or may be established with respect to the limitations of Section 11.1 of this Article.

    (A) WAIVER OF OWNERSHIP LIMIT. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertaking acceptable to it, may waive the application, in whole or in part, of the Ownership Limit to a Person subject to the Ownership Limit, if such person is not an individual for purposes of Section 542(a) of the Code and is a corporation, partnership, estate or trust. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

    (B) PLEDGE BY INITIAL HOLDER. Notwithstanding any other provision of this Article, the pledge by the Initial Holder of all or any portion of the Class B Preferred Stock directly owned at any time or from time to time shall not constitute a violation of Section 11.1 of this Article and the pledgee shall not be subject to the Ownership Limit with respect to the Class B Preferred Stock so pledged to it either as a result of the pledge or upon foreclosure.

    (C) UNDERWRITERS. For a period of 270 days following the purchase of Class B Preferred Stock by an underwriter that (i) is a corporation or a partnership and (ii) participates in an offering of the Class B Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Class B Preferred Stock purchased by it as a part of or in connection with such offering and with respect to any Class B Preferred Stock purchased in connection with market making activities.

    11.9 LEGEND. Each certificate for Class B Preferred Stock shall bear the following legend:

    "The shares of Class B Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class B Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class B Preferred Stock). Any Person that attempts to Beneficially Own shares of Class B Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class B Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, the shares of Class B Preferred Stock represented hereby will be either (i) void in accordance with the Certificate or (ii) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries."

    11.10 SEVERABILITY. If any provision of this Article or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

    11.11 BOARD OF DIRECTORS DISCRETION. Anything in this Article to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the Ownership Limit, the Initial Holder Limit and the Look-Through Ownership Limit in the event of a change in law.

    11.12 SETTLEMENT. Nothing in this Section 11 of this Article shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE or other securities exchange or an automated inter-dealer quotation system.

    FOURTH: The terms of the Class B Cumulative Convertible Preferred Stock set forth in Article Third hereof shall become Article XIII of the Charter.

    IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on August 1, 1997.


WITNESS: APARTMENT INVESTMENT AND
    MANAGEMENT COMPANY


     /s/ Leeann Morein                 /s/ Patricia K. Heath
---------------------------------      ------------------------------
Leeann Morein,                              Patricia K. Heath,
Secretary                                   Vice President



    THE UNDERSIGNED, Vice President of APARTMENT INVESTMENT AND MANAGEMENT COMPANY, who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.





     /s/ Patricia K. Heath
----------------------------------
Patricia K. Heath,
Vice President